$200,000,000
                 REVOLVING CREDIT AGREEMENT
                         dated as of
                      October 23, 1997

                            among

                    ADOLPH COORS COMPANY
                        as Borrower,

                 NATIONSBANK OF TEXAS, N.A.
                          as Agent,

                     WACHOVIA BANK, N.A.
                     as Managing Agent,

             THE FIRST NATIONAL BANK OF CHICAGO
                        as Co-Agent,

                             and

                   THE BANKS NAMED HEREIN
                          as Banks
                      TABLE OF CONTENTS
                                                Page

ARTICLE I - DEFINITIONS                           1
     SECTION 1.01.  Definitions                  1
     SECTION 1.02.  Accounting Terms and Determinations.  14
ARTICLE II - THE CREDITS                         14
     SECTION 2.01.  Syndicated Borrowings.      14
     SECTION 2.02.  Notice of Syndicated Borrowings.  16
     SECTION 2.03.  Money Market Borrowings     17
     SECTION 2.04.  THIS SECTION IS RESERVED    22
     SECTION 2.05.  Interest Period for Borrowings.   22
     SECTION 2.06.  Maturity of Loans and Payment of
          Interest.  23
     SECTION 2.07.  Interest Rate Options       23
     SECTION 2.08.  Certain Loans or Interest Rates
          Unavailable.  26
     SECTION 2.09.  Default Rate                26
     SECTION 2.10.  Evidence of Loans/Borrowings     27
     SECTION 2.11.  Failure to Give Notice, Automatic
          Conversion  27
     SECTION 2.12.  Prepayments                 27
     SECTION 2.13.  Funding Losses              28
     SECTION 2.14.  General Rules as to Payments    28
     SECTION 2.15.  Funding of Loans.           28
     SECTION 2.16.  Fees.                       29
     SECTION 2.17.  Optional Reduction of Commitments    29
     SECTION 2.18.  Extension of Termination Date   30
     SECTION 2.19.  Letters of Credit          31
ARTICLE III - CONDITIONS                        32
     SECTION 3.01.  Conditions to Effectiveness  32
     SECTION 3.02.  Conditions to Borrowings   33
ARTICLE IV - REPRESENTATIONS AND WARRANTIES     33
     SECTION 4.01.  Corporate Existence and Power  33
     SECTION 4.02.  Corporate and Governmental
          Authorization;
               No Contravention               34
     SECTION 4.03.  Binding Effect             34
     SECTION 4.04.  Financial Information      34
     SECTION 4.05.  Litigation                 34
     SECTION 4.06.  Compliance with ERISA      34
     SECTION 4.07.  Compliance with Laws     34
     SECTION 4.08.  Taxes                    35
     SECTION 4.09.  Subsidiaries             35
     SECTION 4.10.  Not an Investment Company   35
     SECTION 4.11.  No Margin Stock          35
     SECTION 4.12.  Full Disclosure          35
     SECTION 4.13.  Excluded Principal Plants   35
ARTICLE V - GENERAL COVENANTS                 35
     SECTION 5.01.  Information              36
     SECTION 5.02.  Payment of Obligations   37
     SECTION 5.03.  Maintenance of Property  37
     SECTION 5.04.  Insurance                37
     SECTION 5.05.  Conduct of Business and Maintenance of
         Existence                           37
     SECTION 5.06.  Compliance with Laws     38
     SECTION 5.07.  Inspection of Property, Books and
          Records   38
     SECTION 5.08.  Use of Proceeds          38
     SECTION 5.09.  Environmental Matters    38
     SECTION 5.10.  Delivery of Additional Guaranties     38
ARTICLE VI - NEGATIVE COVENANTS               39
     SECTION 6.01.  Limitations on Liens     39
     SECTION 6.02.  Limitation on Debt of Restricted
          Subsidiaries                       41
     SECTION 6.03.  Consolidations, Mergers and Sales of
          Assets   42
     SECTION 6.04.  Other Loan Agreements    42
ARTICLE VII - FINANCIAL COVENANTS             43
     SECTION 7.01. Debt to Capitalization.   43
ARTICLE VIII - DEFAULTS AND EVENTS OF TERMINATION    43
     SECTION 8.01.  Events of Default        43
     SECTION 8.02.  Consequence of Event of Default   45
     SECTION 8.03.  Notice of Default        45
ARTICLE IX - CHANGE IN CIRCUMSTANCES          45
     SECTION 9.01.  [This section 9.01 is reserved]   45
     SECTION 9.02.  Illegality               45
     SECTION 9.03.  Increased Cost           46
     SECTION 9.04.  Capital Adequacy         47
ARTICLE X - AGENT                             48
     SECTION 10.01.  Appointment, Powers and Immunities.
          48
     SECTION 10.02.  Rights of Agent as a Bank.   49
     SECTION 10.03.  Defaults.               49
     SECTION 10.04.  INDEMNIFICATION.        50
     SECTION 10.05.  Independent Credit Decisions.  50
     SECTION 10.06.  Several Commitments.    51
     SECTION 10.07.  Successor Agent.        51
ARTICLE XI - MISCELLANEOUS                    51
     SECTION 11.01.  Notices                 51
     SECTION 11.02.  No Waivers              52
     SECTION 11.03.  Expenses, etc.          52
     SECTION 11.04.  Set-Offs                52
     SECTION 11.05.  Taxes                   53
     SECTION 11.06.  Amendments and Waivers  54
     SECTION 11.07.  Replacement of Banks    55
     SECTION 11.08.  Assignments and Participations   55
     SECTION 11.09.  Collateral              58
     SECTION 11.10.  Confidentiality         58
     SECTION 11.11.  Alternative Liquidity   59
     SECTION 11.12.  Governing Law           59
     SECTION 11.13.  WAIVER OF JURY TRIAL    59
     SECTION 11.14.  Counterparts; Integration   59
     EXHIBITS

A  Form of Revolving Note
B  Form of Guaranty
C  Form of Borrower's Notice of Syndicated Borrowing
D  Form of Agent's Notice of Syndicated Borrowing
E  Form of Money Market Quote Request
F  Form of Money Market Quote
G  Form of Notice of Money Market Borrowing
H  Form of Opinion
I  Form of Assignment and Acceptance Agreement

SCHEDULES

1  Addresses of Banks' Lending Offices
2  Locations
3  Material Adverse Change
4  Litigation
                 REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (the or this "Agreement") dated as of October 23, 1997, is among ADOLPH COORS COMPANY, a Colorado corporation (the "Borrower"), NATIONSBANK OF
TEXAS, N.A., a national banking association, as agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent"), WACHOVIA
BANK, N.A., a national banking association, as managing agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Managing Agent"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as co-agent for itself and the other
Banks (in such capacity, together with its successors in such capacity, the "Co-Agent"), and each of the banks and other lending institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which from time to time may become a party hereto or any successor or assignee thereof (each a "Bank" and collectively the "Banks").

                         WITNESSETH:

WHEREAS, Borrower has requested from the Banks and the Banks are willing to make available in the amounts listed on the signature pages hereof to Borrower a revolving line of credit (the "Facility") in an aggregate amount not to exceed Two Hundred Million Dollars ($200,000,000) on the terms and conditions contained herein; and

WHEREAS, the term "Borrowing" denotes the aggregation of Loans of a single Type to be made by one or more Banks to the Borrower pursuant to Article II on a single date for a single Interest Period. For purposes of this Agreement, Borrowings are classified either by reference to the pricing of Loans constituting such Borrowing (e.g., a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing comprised of simultaneous Syndicated Loans of the same Type in which all Banks participate in proportion to their Pro Rata Shares of Commitments pursuant to Section 2.01, while a "Bid Borrowing" is a Borrowing comprised of simultaneous Bid Loans of the same Type made by one or more Banks whose offer to make such Loans as a part of such Borrowing has been accepted by Borrower under the auction bid process pursuant to Section 2.03). Syndicated Loans may be made in Dollars or any other Available Currency.

NOW, THEREFORE, the parties hereto agree as follows:
                        I.   ARTICLE
                         DEFINITIONS
A.   SECTION   Definitions. The following terms, as used
herein, have the following meanings (and words in the
singular include the plural, and vice versa):
     "Adjusted LIBOR Rate" has the meaning set forth in Section 2.07(b). "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled
     by or is under common control with, such Person.
     "Agent" means as set forth in the opening paragraph of this Agreement. "Agent's Notice of Syndicated Borrowing" means an
     Agent's Notice of Syndicated Borrowing pursuant to Section 2.02. "Applicable Margin" means, as of the date of determination, (a) with respect to a LIBOR Rate Loan or
     a Foreign Currency Rate Loan, the rate per annum, as
     set forth in the right-hand column below, based on the
     Rating (which shall be the higher of the two Ratings of
     Standard & Poor's Inc. and Moody's Investor Corporation
     or the Rating immediately below the higher of such two
     Ratings if the two Ratings are split by more than one
     Rating) deemed in effect on such day for Borrower's
     senior unsecured nonconvertible long-term indebtedness:
Rating              Applicable Margin
A/A2 or better      15.0 basis points
A-/A3               15.0 basis points
BBB+/Baa 1          16.5 basis points
BBB/Baa2            21.5 basis points
BBB-/Baa3 or lower  30.0 basis points
b) with respect to a Base Rate Loan, the Applicable Margin shall be zero.
     The Applicable Margin shall be determined on the last
     day of each calendar quarter of Borrower for the fiscal
     quarter immediately following (as such quarters are
     determined by Borrower pursuant to its customary
     accounting policy) with respect to the Ratings in effect on such date. "Assignee" means as specified in Section 11.08.
     "Assigning Bank" means a Bank which makes an assignment
     of all or part of its rights and obligations hereunder
     as specified in Section 11.08.
     "Assignment and Acceptance" means an assignment and
     acceptance entered into by a Bank and its Assignee and
     accepted by Agent pursuant to Section 11.08, in
     substantially the form of Exhibit I hereto.
     "Authorized Officer" means any of the following
     officers of the Borrower: the chairman or vice chairman
     of the board of directors, chief executive officer,
     chief financial officer, president, treasurer, any vice
     president (however designated), any assistant
     treasurer, any secretary, or any assistant secretary.
     "Available Currency" means U.S. Dollars and any Foreign Currency.
     "Bank" means each bank listed on the signature pages
     hereof as having a Commitment, and its successors and
     permissible assigns.
     "Base Rate" has the meaning set forth in Section 2.07(a).
     "Base Rate Loan" means any Loan under this Agreement
     made or maintained at the Base Rate.
     "Base U.S. Dollar Amount" means with respect to any
     Borrowing of the Loan originally borrowed in a Foreign
     Currency, the amount of U.S. Dollars specified in the
     Notice of Borrowing of which the Foreign Currency
     amount advanced is the Equivalent Amount on the date of
     such Borrowing, the amount of U.S. Dollars specified in
     the Borrower's request for redenomination pursuant to
     Section 2.02 of which the Foreign Currency amount to be
     redenominated is the Equivalent Amount as of the date
     of redenomination.
     "BHC" has the meaning set forth in Section 9.04(a).
     "Bid Borrowing" has the meaning set forth in the second
     Whereas clause to this Agreement.
     "Bid Loan" means any Money Market Loan made by a Bank
     as part of a Bid Borrowing pursuant to Section 2.03.
     "Borrower" means Adolph Coors Company, a Colorado
     corporation, and its successors and permissible assigns.
     "Borrower's Notice of Syndicated Borrowing" means a
     Borrower's Notice of Syndicated Borrowing pursuant to Section 2.02. "Borrowing" has the meaning set forth in the second
     Whereas clause to this Agreement.
     "Business Day" means a day other than a Saturday or
     Sunday and on which banks are open for business in New
     York City and on which wire transfers may be
     effectuated among member banks of the Federal Reserve
     System through use of the fedwire funds transfer system
     and if the applicable Business Day relates to any LIBOR
     Rate Loan, any Money Market LIBOR Loan or any Foreign
     Currency Loan, on which commercial banks are open for
     international business (including dealings in Dollar
     deposits) in the London interbank market.
     "Capital Lease Obligations" of any Person means, as of
     any date of determination, the aggregate amount of
     lease obligations that would, in accordance with
     generally accepted accounting principles, be required
     to be capitalized on a balance sheet of such Person at such date. "Capitalization" of the Borrower means, as of any date of determination (without duplication), the sum of
     Total Debt and Net Worth of the Borrower.
     "Change in Control" means the occurrence, after the
     Effective Date of this Agreement, of (i) any Person or
     two or more Persons acting in concert or as a "group"
     (within the meaning of Rule 13d-3 (the "Rule") of the
     SEC under the Exchange Act) acquiring "beneficial
     ownership" (within the meaning of the Rule) directly or
     indirectly, of securities of the Borrower (or other
     securities convertible into such securities)
     representing 50% or more of the combined voting power
     of all securities of the Borrower entitled to vote in
     the election of directors, (ii) during any period of up
     to 24 consecutive months, commencing before or after
     the Effective Date of this Agreement, individuals who
     at the beginning of such 24-month period were directors
     of the Borrower ceasing for any reason to constitute a
     majority of the Board of Directors of the Borrower
     unless the individuals replacing such individuals were
     nominated by the Board of Directors of the Borrower, or
     (iii) any Person or two or more Persons acting in
     concert or as a group acquiring by contract or
     otherwise, or entering into a contract or arrangement
     that upon consummation will result in its or their
     acquisition of such beneficial ownership as described
     in clause (i); provided, that, the Person or group of
     Persons referred to in clauses (i) and (iii) of this
     definition shall not apply to or include any Person who
     is a trustee or beneficiary of the Adolph Coors, Jr.
     Trust and the successors of such Person, or any Person
     or any group of Persons in which one or more of the
     Persons who are trustees or beneficiaries of the Adolph
     Coors, Jr. Trust and their successors are members.
     "Closing Date" means October 23, 1997, the date of this Agreement. "Co-Agent" has the meaning set forth in the opening paragraph of this Agreement.
     "Code" means the Internal Revenue Code of 1986, as
     amended, or any successor statute.
     "Commitment" means, as to any Bank, the obligation of
     such Bank to make or continue Loans and incur or
     participate in Letter of Credit Liabilities hereunder
     in an aggregate principal amount at any one time
     outstanding up to but not exceeding the amount set
     forth opposite the name of such Bank on the signature
     pages hereto under the heading "Commitment" or, if such
     Bank is a party to an Assignment and Acceptance, the
     amount of the "Commitment" set forth in the most recent
     Assignment and Acceptance of such Bank, as the same may
     be reduced or terminated pursuant to Section 2.17 or
     8.02, and "Commitments" means such obligations of all
     Banks. As of the execution of this Agreement, the
     aggregate principal amount of the Commitments is $200,000,000. "Consolidated Subsidiary" of any Person means at any date, any Subsidiary or other entity the accounts of
     which, in accordance with GAAP, would be consolidated
     with those of such Person in its consolidated financial
     statements as of such date.
     "Debt" of any Person means, at any date, without
     duplication, (i) all obligations of such Person for
     borrowed money, (ii) all obligations of such Person
     evidenced by bonds, debentures, notes or other similar
     instruments, (iii) all noncontingent obligations of
     such Person in respect of  letters of credit or other
     similar instruments, (iv) all Capital Lease Obligations
     of such Person as lessee under capital leases, (v) all
     Debt of others secured by a Lien on any asset of such
     Person, whether or not such Debt is assumed by such
     Person, and (vi) all direct guarantees by such Person
     of Debt (as defined in clause (i) through (v) of this
     definition) of other Persons; provided that
          (x)  if Debt referred to in clause (v) above is
          without recourse to the Borrower or any
          Subsidiary, the amount of such Debt shall be
          calculated at the lesser of (A) the aggregate
          outstanding principal amount of such Debt or
          (B) the aggregate fair realizable value of the
          assets securing such Debt,
          (y)  the amount of any Debt referred to in clause
          (vi) above shall be deemed to be the reasonably
          anticipated liability in respect thereof as
          determined in accordance with GAAP, and
          (z)  when calculating the amount of Debt of the
          Borrower and its Consolidated Subsidiaries on a
          consolidated basis, obligations of the Borrower or
          any Consolidated Subsidiary that are eliminated in
          consolidation pursuant to generally accepted
          accounting principles shall be eliminated.
     "Default" means any condition or event which
     constitutes an Event of Default or which with the
     giving of notice or lapse of time, or both, would
     become an Event of Default.
     "Dollars" or "$" means United States dollars or other
     lawful currency of the United States.
     "Effective Date" has the meaning set forth in Section 3.01.
     "Eligible Assignee" means (i) a commercial bank
     organized under the laws of the United States, or any
     State thereof, having Total Assets in excess of
     $5,000,000,000, and which is in compliance with all
     minimum capital requirements imposed by its primary
     banking regulator; (ii) a commercial bank organized
     under the laws of any other country which is a member
     of the Organization for Economic Cooperation and
     Development or a political subdivision of any such
     country, and having Total Assets in excess of
     $5,000,000,000; provided, that, such bank is acting
     through a branch or agency located in the United
     States; (iii) the central bank of any country which is
     a member of the Organization for Economic Cooperation
     and Development; (iv) any Bank or Affiliate of a Bank;
     (v) a finance company, insurance company or other
     financial institution or fund (whether a corporation,
     partnership or other entity) which is engaged in
     making, purchasing or otherwise investing in commercial
     loans in the ordinary course of its business, and
     having Total Assets in excess of $5,000,000,000; and
     (vi) any other Person consented to by Agent and the
     Borrower, which consents may not be unreasonably withheld.
     "Environmental Laws" mean any and all laws, statutes,
     ordinances, rules, regulations, judgments, orders,
     decrees, permits, licenses, or other governmental
     restrictions or requirements of a Governmental
     Authority relating to the environment, which are binding on Borrower. "Equivalent Amount" means the amount of a Foreign
     Currency which is equivalent to a given amount of U.S.
     Dollars as of the Relevant Date, determined by using
     the Spot Rate on the date two Business Days prior to the Relevant Date. "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended.
     "ERISA Affiliate" means all trades or businesses
     (whether or not incorporated) under common control
     which, together with the Borrower, are treated as a
     single employer under Section 414(c) of the Code.
     "Euro-Dollar Reserve Percentage" has the meaning set
     forth in Section 2.07(b).
     "Event of Default" has the meaning set forth in Section 8.01.
     "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Extension Date" means the date, if any, from time to time to which the Termination Date is actually extended
     pursuant to Section 2.18.
     "Facility" has the meaning set forth in the first
     Whereas clause to this Agreement.
     "Facility Fee" has the meaning set forth in Section 2.16(a).
     "Federal Funds Rate" has the meaning set forth in Section 2.07(a). "Foreign Currency" means British Pounds Sterling,
     Canadian Dollars, French Francs, German Deutsche Marks,
     Japanese Yen, Spanish Pesetas or any other freely
     available currency which is freely transferable and
     freely convertible into Dollars and in which dealings
     and deposits are carried on in the London interbank
     market, which shall be requested by the Borrower and
     approved by each Bank.
     "Foreign Currency Loan" means a Loan under the
     Agreement made or maintained  in a Foreign Currency.
     "Foreign Currency Rate" has the meaning set forth in Section 2.07(c). "Governmental Authority" means the United States of
     America, any state or other political subdivision
     thereof and any Person exercising executive,
     legislative, judicial, regulatory or administrative
     functions of or pertaining to the government of the same.
     "Guarantor" means each of (i) Coors Brewing Company, a
     Colorado corporation and the wholly owned Subsidiary of
     the Borrower, and (ii) such additional Subsidiaries of
     the Borrower (whether now or hereafter a Subsidiary),
     if any, as shall be necessary so that the aggregate
     assets of the Borrower and such Guarantors at all times
     shall represent at least eighty percent (80%) of the
     total assets of the Borrower and its Consolidated Subsidiaries. "Intangible Assets" of a Person means, to the extent included in such Person's Total Assets, all of the
     following: (i) goodwill, organizational expenses,
     research and development expenses, unamortized debt
     discount and expense, trademarks, trade names,
     copyrights, patents, patent applications, licenses and
     rights in any thereof, and other similar intangibles,
     and (ii) any investments in and advances to
     nonconsolidated Affiliates, all as determined in
     accordance with generally accepted accounting
     principles, on a consolidated basis.
     "Interest Period" with respect to each Type of Loan has
     the meaning set forth in Section 2.05, as applicable.
     "Issuing Bank" means NationsBank or such other Bank
     which is a commercial bank as Borrower and NationsBank
     may mutually designate from time to time which agrees
     to be the issuer of Letters of Credit.
     "Law" means any law, constitution, statute, treaty,
     regulation, rule, ordinance, order, injunction, writ,
     decree or award of any Governmental Authority, which is
     binding on Borrower.
     "Lending Offices" means, as to any Bank, the lending
     branches or offices specified on Schedule 1 hereto with
     respect to any Type of Loan, as applicable, or such
     other of its branches or offices as such Bank may from
     time to time designate by notice to the Borrower.
     "Letter of Credit" means any standby or commercial
     letter of credit issued by the Issuing Bank for the
     account of Borrower pursuant to this Agreement.
     "Letter of Credit Agreement" means, with respect to
     each Letter of Credit to be issued by the Issuing Bank
     therefor, the letter of credit application and
     reimbursement agreement which such Issuing Bank
     requires to be executed by Borrower in connection with
     the issuance of such Letter of Credit.
     "Letter of Credit Liabilities" means, at any time, the
     aggregate undrawn face amount of all outstanding
     Letters of Credit and all unreimbursed drawings under Letters of Credit. "LIBOR Auction" means a solicitation of Money Market
     Quotes setting forth Money Market Margins based on the
     London Interbank Offered Rate pursuant to Section 2.03.
     "LIBOR Rate" has the meaning set forth in Section 2.07(b).
     "LIBOR Rate Loan" means a Loan under this Agreement
     made or maintained at the LIBOR Rate.
     "Lien" means, with respect to any asset, any mortgage,
     lien, pledge, charge, security interest or encumbrance
     of any kind in respect of such asset, including the
     interest of a lender or lessor under any conditional
     sale agreement, capital lease or other title retention
     agreement relating to such asset.
     "Loan" means any Syndicated Loan or any Bid Loan and
     "Loans" means Syndicated Loans and Bid Loans or any
     combination of the foregoing, as the context requires.
     Syndicated Loans also include Foreign Currency Loans.
     "Loan Documents" means this Agreement, each Revolving
     Note executed by Borrower hereunder, the Letter of
     Credit Agreements, each guaranty executed in connection
     with this Agreement and any other documents or
     agreements executed in connection therewith, and also
     includes any and all renewals, extensions,
     modifications or amendments of any of the foregoing.
     "Loan Party" means Borrower and each Guarantor.
     "London Interbank Offered Rate" has the meaning set
     forth in Section 2.07(b).
     "Majority Banks" means at any time Banks having at
     least 51% of the aggregate amount of the Commitments,
     or, if the Commitments have been terminated, the Banks
     having at least 51% of the aggregate unpaid outstanding
     principal amount of all Loans.
     "Managing Agent" means as set forth in the opening
     paragraph of this Agreement.
     "Money Market Absolute Rate" has the meaning set forth
     in Section 2.07(d).
     "Money Market Absolute Rate Auction" means a
     solicitation of Money Market Quotes setting forth Money
     Market Absolute Rates pursuant to Section 2.03.
     "Money Market Absolute Rate Loan" means a Loan made by
     a Bank pursuant to an Absolute Rate Money Market
     Auction or maintained as a Money Market Absolute Loan
     under this Agreement.
     "Money Market LIBOR Loan" means a Loan made by a Bank
     pursuant to a LIBOR Auction or maintained as a Money
     Market LIBOR Loan under this Agreement.
     "Money Market LIBOR Rate" has the meaning set forth in Section 2.07(c). "Money Market Loan" means a Loan under this Agreement made or maintained as a Money Market LIBOR Loan or a
     Money Market Absolute Rate Loan.
     "Money Market Margin" has the meaning set forth in
     Section 2.03(d)(ii)(D).
     "Money Market Quote" means an offer by a Bank to make a
     Money Market Loan in accordance with Section 2.03(d).
     "Money Market Quote Request" means a request by the
     Borrower to the Banks to make offers to make a Money
     Market Loan in accordance with Section 2.03(c).
     "NationsBank" means NationsBank of Texas, N.A., a
     national banking association, in its individual
     capacity as a Bank.
     "Net Tangible Assets" means the Total Assets of
     Borrower and its Consolidated Subsidiaries less
     Intangible Assets (to the extent included in such Total
     Assets) all as computed in accordance with generally
     accepted accounting principles as of the last day of
     the fiscal quarter of Borrower most recently ended.
     "Net Worth" of any Person means, as of any date of
     determination, the total amount of shareholders' equity
     that would be shown on the consolidated balance sheet
     of such Person and its Consolidated Subsidiaries, as
     determined in accordance with generally accepted
     accounting principles.
     "New Equity Issuance" means the sale of capital stock
     by the Borrower or the equity resulting from the
     conversion of convertible debt securities, as
     prescribed by generally accepted accounting principles.
     "Notice of Borrowing" means a Borrower's Notice of
     Syndicated Borrowing or Notice of Money Market
     Borrowing issued by Borrower, as applicable, pursuant
     to Section 2.02 or Section 2.03.
     "Obligations" means (i) all obligations and
     indebtedness now or hereafter owing by Borrower under
     this Agreement, or otherwise arising in connection with
     this Agreement or any of the other Loan Documents,
     including without limitation, all loan repayment
     obligations, accrued interest and fees, costs and
     expenses as provided by this Agreement or any of the
     other Loan Documents, and any other amounts from time
     to time owing by Borrower to Agent, Co-Agent, Managing
     Agent or any Bank in connection therewith; (ii) any and
     all other indebtedness and obligations of every kind
     and character now or hereafter owing by Borrower to
     Agent, Co-Agent, Managing Agent or any Bank, whether
     direct or indirect, primary or secondary, joint,
     several, or joint and several, fixed or contingent,
     including indebtedness and obligations, if any, which
     may be assigned to or acquired by Agent, Co-Agent,
     Managing Agent or any Bank; and (iii) any and all
     renewals and extensions of the foregoing, or any part thereof.
     "Options" means the interest rate options available to
     the Borrower for selection or request for quotation
     with respect to the interest rate to be borne by a
     Loan, pursuant to the applicable Notice of Borrowing.
     "PBGC" means the Pension Benefit Guaranty Corporation
     or any entity succeeding to any or all of its functions under ERISA. "Person" means an individual, a corporation, a partnership, an association, a trust or any other
     entity or organization, including a government or
     political subdivision or an agency or instrumentality thereof.
     "Plan" means, at any time, an employee pension benefit
     plan which is covered by Title IV of ERISA or subject
     to the minimum funding standards under Section 412 of
     the Code and is either maintained or contributed to by
     Borrower or any ERISA Affiliate.
     "Principal Plant" means any brewery, or any
     manufacturing, processing or packaging plant owned as
     of the Effective Date or hereafter acquired by the
     Borrower or any Subsidiary, but shall not include
          (a)  any plant listed or referred to on Schedule 2 attached hereto,
          (b)  any brewery, or any manufacturing, processing
          or packaging plant of the Borrower or any
          Subsidiary which the Board of Directors of
          Borrower shall have determined (successive
          determinations and redeterminations being
          permitted without restrictions) is not of material
          importance to the total business conducted by the
          Borrower and any Restricted Subsidiary,
          (c)  any plant which the Board of Directors of
          Borrower shall have determined is used primarily
          for transportation, marketing or warehousing,
          including as of the Effective Date those plants
          listed on Schedule 2 attached hereto (successive
          determinations and redeterminations being
          permitted without restriction),
          (d)  any real property which does not contain, and
          is not material to the operation of, any brewery,
          or any manufacturing, processing or packaging
          plant owned as of the Effective Date or hereafter
          acquired by the Borrower or any Subsidiary that
          constitutes a "Principal Plant" under the other
          provisions of this definition, or
          (e)  any brewery, or any manufacturing, processing
          or packaging plant or group of plants hereafter
          acquired by the Borrower or any Subsidiary from
          any Person or group of related Persons in one
          transaction or a series of related transactions if
          the aggregate purchase price (which amount shall
          equal the sum of any cash or cash equivalents and
          the value of any other consideration paid by the
          Borrower or such Subsidiary and the principal
          amount of any Debt assumed by the Borrower or such
          Subsidiary from such Person or group of related
          Persons) for such plant (and any other plants
          acquired by the Borrower or any Subsidiary from
          such Person or group of related Persons as part of
          such transaction or series of transactions) does
          not exceed $50 million.
     "Pro Rata Share" means, as to any Bank, the percentage
     equivalent of a fraction, the numerator of which is the
     amount of the outstanding Commitment of such Bank (or,
     if such Commitment has terminated or expired, the
     outstanding principal amount of the Loans and Letter of
     Credit Liabilities of such Bank) and the denominator of
     which is the aggregate amount of the outstanding
     Commitments of all Banks (or, if such Commitments have
     terminated or expired, the aggregate outstanding
     principal amount of the Loans and Letter of Credit
     Liabilities of all Banks), as adjusted from time to
     time in accordance with Section 11.08.
     "Quarter End" means the last Business Day of each
     March, June, September and December of each year during
     the term of this Agreement.
     "Rating" means a rating category (including any
     numerical or other modifiers) actually assigned by
     Standard & Poor's Rating Group or Moody's Investors
     Service, Inc. and any successor thereto which is a
     nationally recognized rating agency, to a Person's
     senior unsecured nonconvertible indebtedness or, if no
     such rating category is at the time of determination so
     assigned, an implied rating category that is one rating
     category (including any numerical or other modifiers)
     higher than the rating category so assigned to such
     Person's senior unsecured nonconvertible unenhanced
     subordinated indebtedness; provided, however, that if
     an actual or implied rating category is not at any time
     assigned by at least one such rating agency to the
     Borrower's senior unsecured nonconvertible
     indebtedness, the Borrower will apply for a private
     rating from at least one such rating agency with
     respect to the indebtedness of the Borrower under this
     Agreement, and the rating category so obtained shall be
     used for the purposes of this definition as it relates
     to the Borrower's senior unsecured nonconvertible
     indebtedness. If no rating is assigned and the Banks
     and the Borrower cannot agree on a rating, the Banks
     and the Borrower agree that such disagreement will be
     settled through an arbitration proceeding conducted in
     accordance with the rules of the American Arbitration Association. "Reference Rate" for any day of a relevant Interest
     Period means the per annum rate of interest established
     from time to time by NationsBank as its "prime rate."
     It is a rate set by NationsBank based upon various
     factors including NationsBank's costs and desired
     return, general economic conditions and other factors,
     and is used as a reference point for pricing some
     loans, which may be priced at, above, or below such
     announced rate. Any change in the prime rate announced
     by NationsBank shall take effect at the opening of
     business on the day specified in the public
     announcement of such change.
     "Refunding Borrowing" means a Borrowing which, after
     application of the proceeds thereof, results in no net
     increase in the aggregate outstanding principal amount
     of Loans made by any Bank.
     "Register" has the meaning set forth in Section 2.10.
     "Regulation U" and "Regulation X" means those
     Regulations so designated of the Board of Governors of
     the Federal Reserve System, as in effect from time to time.
     "Reimbursement Obligation" means the obligation of
     Borrower to reimburse the Issuing Bank for any drawing
     under a Letter of Credit.
     "Relevant Date" means, with respect to any amounts
     denominated or to be denominated in a Foreign Currency,
     the date of Borrowing or the date of any redenomination
     or payment pursuant to this Agreement in such Foreign
     Currency or the date of any other calculation with
     respect to such Foreign Currency, as applicable.
     "Restricted Subsidiary" means (i) any Subsidiary which
     owns or operates a Principal Plant, except any
     Subsidiary incorporated, or the principal place of
     business of which is located, outside the present fifty
     states of the United States of America and the District
     of Columbia, (ii) any Guarantor,  and (iii) any other
     Subsidiary which the Board of Directors of Borrower,
     shall classify as a Restricted Subsidiary until such
     time as the Borrower may, by further Board action,
     classify such Subsidiary as an Unrestricted Subsidiary,
     successive such classifications being permitted without
     restriction; provided, however, that the Borrower shall
     not make any such classification, if immediately after
     giving effect to such classification or successive
     classification, the Borrower and any one or more
     Restricted Subsidiaries could not create, assume,
     guarantee or suffer to exist $1.00 of additional Debt
     pursuant to clause (c) of Section 6.01 hereof, with the
     effect that any such classification or successive
     classification made in violation of this proviso shall
     be void and such Subsidiary shall maintain its prior classification. "Revolving Note" means each of the promissory notes executed by Borrower payable to the order of a Bank
     evidencing loans under this Agreement, as provided in
     Section 2.10 and in the form attached hereto as Exhibit
     A, and includes any and all renewals, extensions,
     amendments or modifications thereof.
     "SEC" means the Securities and Exchange Commission, or
     any successor organization.
     "Spot Rate" means, with respect to any day, the rate
     determined on such date on the basis of the offered
     rates, as reflected on page 5 of the Telerate report at
     or about 10:00 a.m. (Dallas, Texas time) (a) with
     respect to the determination of the U.S. Dollar Amount,
     to purchase U.S. Dollars with a particular Foreign
     Currency and (b) with respect to the determination of
     the Equivalent Amount, to purchase a particular Foreign
     Currency with U.S. Dollars, provided that, if at least
     two such offered rates appear on such display, the rate
     shall be the arithmetic mean of such offered rates and,
     if no such offered rates are so displayed, the Spot
     Rate shall be determined by the Agent on the basis of
     the arithmetic mean of such offered rates notified to
     the Agent by NationsBank in accordance with its normal practice. "Subsidiary" means any corporation or other entity of which securities or other ownership interests having
     ordinary voting power to elect a majority of the board
     of directors or other persons performing similar
     functions are at the time directly or indirectly owned
     by the Borrower.
     "Syndicated Borrowing" has the meaning set forth in the
     second Whereas clause to this Agreement.
     "Syndicated Loan" means any Base Rate Loan, LIBOR Rate
     Loan and Foreign Currency Loan, as applicable, made by
     a Bank as a part of a Syndicated Borrowing pursuant to
     Section 2.01 and Section 2.04, as applicable.
     "Termination Date" means September 30, 2002 or such
     later date as extended pursuant to Section 2.18, or if
     such day is not a Business Day, the next succeeding Business Day.
     "Total Assets" of any Person means all property,
     whether real, personal, tangible, intangible or
     otherwise, which, in accordance with generally accepted
     accounting principles, would be included in determining
     total assets as shown on the assets portion of a
     consolidated balance sheet of such Person and its
     Consolidated Subsidiaries.
     "Total Debt" means, as of any date of determination,
     all Debt of the Borrower and its Consolidated
     Subsidiaries (without duplication).
     "Type" means, with respect to a Loan, a single category
     of Loan made under this Agreement with reference to the
     pricing or interest rate of such Loan, e.g. Base Rate
     Loan, Money Market LIBOR Rate Loan or Foreign Currency Rate Loan. "Unrestricted Subsidiary" means, at the time of any determination, any Subsidiary of Borrower that is not a
     Restricted Subsidiary.
     "US Dollar Amount" means (a) in the case of any amount
     denominated or redenominated in U.S. Dollars, such
     amount, and (b) in the case of any amount denominated
     or redenominated in a Foreign Currency, the amount of
     U.S. Dollars which is equivalent to a given amount of
     such Foreign Currency as of the Relevant Date,
     determined by using the Spot Rate on the date two
     Business Days prior to the Relevant Date (unless
     another date is specified in this Agreement).
B.   SECTION   Accounting Terms and Determinations. Unless
otherwise specified or defined herein, all accounting terms
used herein shall be interpreted, all accounting
determinations and financial covenant determinations
hereunder shall be made, and all financial statements
required to be delivered hereunder shall be prepared, in
accordance with generally accepted accounting principles as
in effect from time to time, applied on a basis consistent
(except for changes concurred in by the Borrower's
independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its
Consolidated Subsidiaries delivered to the Banks.
                        II.  ARTICLE
                         THE CREDITS
A.   SECTION   Syndicated Borrowings.
     1.   The Commitments. Each Bank severally agrees, on the
     terms and conditions set forth in this Agreement, to make
     Base Rate Loans, LIBOR Rate Loans and Foreign Currency Rate
     Loans to the Borrower pursuant to this Section 2.01 upon the request of the Borrower from time to time during the period from and including the Effective Date up to but excluding
     the Termination Date in an aggregate principal amount not
     exceeding at any one time outstanding the amount of such
     Bank's Commitment (less the amount of such Bank's Pro Rata
     Share of all Letter of Credit Liabilities). At any time when one or more Money Market Loans is outstanding, each Bank's
     Commitment shall be reduced and deemed used for all purposes by its Pro Rata Share of the aggregate amount of all such
     outstanding Money Market Loans. The failure of any Bank to make a Syndicated Loan shall not relieve any other Bank of its obligation to lend under this Section 2.01, but no Bank shall be responsible for any such failure by any other Bank.
2.   Limitations on Syndicated Loans. Notwithstanding
anything in this Agreement to the contrary, the aggregate
principal amount outstanding under all Loans (Syndicated and
Bid Loans taken together) under this Agreement and all
Letter of Credit Liabilities at any one time shall not
exceed the aggregate amount of the Commitments of all Banks
in effect at such time.
3.   Borrowing Amounts. Each Borrowing with respect to Base
Rate Loans, LIBOR Rate Loans and Foreign Currency Loans
under this Section 2.01 shall be in an aggregate principal
amount of at least $1,000,000 and integral multiples of
$1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount of the unused Commitments).
One or more different Syndicated Borrowings may be made on the same day.
4.   Revolving Credit. Within the limits set forth in this
Section 2.01, and subject to the provisions of this
Agreement, the Borrower may borrow, repay, or prepay and
reborrow at any time prior to the Termination Date under this Section 2.01.
5.   Ratable Basis. Each individual Syndicated Borrowing
shall consist of Syndicated Loans of the same Type for the
same Interest Period made on the same day simultaneously by
the Banks ratably in proportion to the amounts of their Commitments.
6.   Foreign Currency Election.  The Borrower may, in
connection with any Notice of Borrowing delivered pursuant
to Section 2.02, direct that such Borrowing be denominated
and made in any Available Currency. If any such Notice of
Borrowing directs that a Foreign Currency denominated
tranche be part of the Borrowing and such notice is not
received by Agent by 10:00 a.m. (Dallas, Texas time) at
least three Business Days prior to the proposed Borrowing,
then such tranche shall be denominated in U.S. Dollars. Any
agreement or obligation of the Banks to provide any portion
of a Borrowing in a Foreign Currency pursuant to this
Agreement shall in all cases be subject to the condition
that no circumstance described in Section 2.08 shall have
occurred (as determined in good faith by Agent) in the
London interbank Euro-currency market or otherwise after
request therefor by the Borrower and before the relevant
date of Borrowing. If Agent has determined that such a
change has occurred, then Agent shall forthwith give notice
thereof to the Borrower and to each Bank, and the procedures set forth in Section 2.08 shall be applicable.
7.   Advances of Available Currency in Equivalent Amount.
If the Borrower requests (pursuant to this Section 2.01)
that any Borrowing of the Loan be denominated in a Foreign
Currency, the Banks shall, subject to compliance by the
Borrower with the terms and conditions of this Agreement,
make their advances of the Borrowing in such Foreign
Currency in an aggregate amount equal to the Equivalent
Amount of the Base U.S. Dollar Amount of the Borrowing to be
funded in such Foreign Currency.
8.   Delivery of Advances in Available Currency. If any
Borrowing of the Loan is being redenominated in whole or in
part in an Available Currency (the "Applicable Available
Currency") for the next succeeding Interest Period ( such
Borrowing having been denominated in another Available
Currency during the Interest Period then ending), each Bank
will make an amount equal to its Pro Rata Share of the
Equivalent Amount in such Applicable Available Currency of
the Base U.S. Dollar Amount of the Borrowing (or the
relevant portion thereof) to be denominated in such
Applicable Available Currency during the next succeeding
Interest Period available to Agent on the first day of such
next succeeding Interest Period. Agent shall, subject to the provisions of Section 2.01 (j), make each such amount of
such Applicable Available Currency available to the Borrower on such date and in like currency and funds as received by
Agent from the Banks in the manner provided in Section 2.15, and the Borrower on the last day of the Interest Period then ending shall repay the amount of such Borrowing (or the
relevant portion thereof) outstanding in the other Available
Currency during the Interest Period then ending (with
accrued interest thereon in the other Available Currency).
9.   Obligation of Agent to Deliver Advances and
Indemnification by Borrower. If Borrower is required to
repay any amounts on the last day of any Interest Period
pursuant to this Section 2.01, Agent shall only make any
amounts to be advanced by the Banks available to the
Borrower on the first day of the next succeeding Interest
Period against receipt by Agent, in accordance with this
Agreement, of the relevant amounts to be repaid by the
Borrower pursuant to this Section 2.01. The Borrower hereby
agrees that it shall indemnify Agent, Co-Agent, Managing
Agent and each Bank, and hold Agent, Co-Agent, Managing
Agent  and each Bank harmless from and against, any and all
funding or foreign exchange costs, losses or expenses that
Agent, Co-Agent, Managing Agent and the Banks may suffer,
sustain or incur as a consequence of a failure by the
Borrower to promptly pay, when due, any amounts required to
be paid by the Borrower.
10.  Currency of Payment. Any currency specified in
accordance with this Agreement shall be the currency of
account and of payment in all events. The payment obligation of the Borrower hereunder shall not be discharged by an
amount paid in another currency, whether pursuant to a
judgment or otherwise, to the extent that the amount so paid upon conversion by Agent or the Banks (as applicable) to the specified currency under normal and reasonable banking
procedures does not yield at the place when payment is due
the amount of the specified currency due hereunder. In the
event that any payment by or on behalf of the Borrower,
whether pursuant to a judgment or otherwise, upon such
conversion and after the deduction of all fees, costs and
expenses relating thereto does not result in payment of such amount of the specified currency at the place payment is
due, Agent and each Bank shall be entitled to receive from
the Borrower, and shall have a separate cause of action for, the deficiency in respect of the payments due to each, respectively.
B.   SECTION   Notice of Syndicated Borrowings.
     1.   Notice to Agent. In order to effect a Syndicated
     Borrowing, the Borrower shall give Agent a Borrower's Notice of Syndicated Borrowing, in writing or by telephone, prior to 10:00 a.m. (Dallas, Texas  time) on (x) the same Business
     Day of each Base Rate Borrowing (e.g., notice on Monday,
     borrow on Monday), (y) three Business Days before each LIBOR
     Rate Borrowing (e.g., notice on Monday, borrow on Thursday), or (z) three Business Days before any Foreign Currency
     Borrowing (e.g. notice on Monday, borrow on Thursday), specifying:
          a)   the date of such proposed Borrowing, which shall be a
          Business Day,
b)   the aggregate principal amount of such Borrowing.
c)   the interest rate Option (Base Rate, LIBOR Rate and
Foreign Currency Rate, if applicable) selected for such Borrowing,
d)   the duration of the Interest Period applicable to such Borrowing, and
e)   if such Borrowing is to be made in Foreign Currency,
the designated Foreign Currency and the Base U.S. Dollar
Amount of such tranche.
     2.   Irrevocable; Confirmation. Once given to Agent, a
     Borrower's Notice of Syndicated Borrowing is irrevocable and binding on the Borrower. If the Borrower gives a Notice of
     Syndicated Borrowing by telephone, the Borrower shall
     promptly confirm it by telex or facsimile copy,
     substantially in the form of Exhibit C attached hereto. In the event of a discrepancy between Agent's record of such
     telephone notice and the Borrower's confirmation thereof,
     Agent's record shall be determinative, absent demonstrable error.
3.   Notice to Banks. Promptly after receipt by Agent of
such Borrower's Notice of Syndicated Borrowing, Agent shall
deliver an Agent's Notice of Syndicated Borrowing to each
Bank in writing or by telephone. If Agent delivers such
Agent's Notice of Syndicated Borrowing to the Banks by
telephone, Agent shall promptly confirm such delivery by
telex or facsimile copy substantially in the form of Exhibit
D.
C.   SECTION   Money Market Borrowings.
     1.   The Money Market Option. In addition to Syndicated
     Borrowings pursuant to Section 2.01 and, subject to
     subsection (b) below irrespective of the amount of a Bank's or any other Bank's Commitment, the Borrower may, as set
     forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Borrower from time to time during the period from and including the Effective Date up to but excluding the Termination Date. The Banks may, but
     shall have no obligation to, make such offers and the
     Borrower may, but shall have no obligation to, accept any
     such offers, in each case in the manner set forth in this Section.
     2.   Limitation on Bid Loans. Notwithstanding anything in
     this Agreement to the contrary, the aggregate principal
     amount outstanding under all Loans (Syndicated and Bid Loans taken together) under this Agreement and all Letter of
     Credit Liabilities at any one time shall not exceed the
     aggregate amount of the Commitments of all Banks in effect at such time.
3.   Money Market Quote Request. In order to request offers
to make Money Market Loans under this Section 2.03, Borrower shall give Agent, in writing or by telephone, a Money Market
Quote Request substantially in the form of Exhibit E hereto
not later than 11:00 a.m. (Dallas, Texas time) (x) five
Business Days before the date of the Borrowing proposed
therein, in the case of a LIBOR Auction (e.g., request on
Monday, borrow on the next Monday), or (y) one Business Day
before the date of Borrowing proposed therein, in the case
of an Absolute Rate Money Market Auction (e.g., request on
Monday, borrow on Tuesday), specifying:
          a)   the date of such proposed Borrowing, which shall be a
          Business Day,
b)   the aggregate amount of such proposed Borrowing, which
shall be at least $1,000,000 and integral multiples of
$1,000,000 in excess thereof,
c)   the duration of the Interest Period applicable thereto, and
d)   whether the Money Market Quotes requested are to set
forth a Money Market Margin or a Money Market Absolute Rate.
     If the Borrower gives a Money Market Quote Request by
     telephone, the Borrower shall promptly confirm it by
     telex or facsimile copy. In the event of a discrepancy
     between Agent's record of such telephone notice and the
     Borrower's confirmation thereof, Agent's record shall
     be determinative, absent demonstrable error.
          The Borrower may request offers to make Money
     Market Loans for more than one Interest Period in a
     single Money Market Quote Request. One or more
     different Money Market Borrowings may be made on the same day.
     1.   Promptly after receipt by Agent of such Money Market
     Quote Request, Agent shall deliver such request to each Bank in writing or by telephone. If Agent delivers such Money
     Market Quote Request to the Banks by telephone, Agent shall promptly confirm such delivery by telex or facsimile copy.
2.   Submission and Contents of Money Market Quotes.
          a)   Each Bank may, at its option, submit a Money Market
          Quote containing an offer or offers to make Money Market
          Loans in response to any Money Market Quote Request. Each
          Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to Agent by telex, facsimile copy or hand delivery not later than (w) 10:00
          a.m. (Dallas, Texas  time) four Business Days before the
          proposed Borrowing, in the case of a LIBOR Auction, or
          (x) 10:00 a.m. (Dallas, Texas time) on the same Business Day of the proposed Borrowing, in the case of an Money Market
          Absolute Rate Auction; provided, however, if Agent in its
          individual capacity as a Bank elects to submit a Money
          Market Quote to the Borrower, it shall deliver a written
          copy of such quote to each other Bank by telex or facsimile copy not later than (y) 9:30 a.m. (Dallas, Texas time) four
          Business Days before the proposed Borrowing, in the case of a LIBOR Auction, or (z) 9:30 a.m. (Dallas, Texas time) on
          the same Business Day of the proposed Borrowing, in the case of an Money Market Absolute Rate Auction. Subject to
          Articles III and VIII, once given to the Borrower, any Money
          Market Quote shall be irrevocable and binding on the quoting
          Bank. By 11:30 a.m. on the day of its receipt of a Money
          Market Quote from each Bank that submits such a quote, Agent shall deliver to the Borrower by telex or facsimile
          transmission a copy of each such Money Market Quote. The
          failure of any Bank to make a Money Market Loan accepted by the Borrower pursuant to this Section 2.03 shall not relieve any other Bank of its obligation to make a Money Market Loan accepted by the Borrower pursuant to this Section 2.03, but no Bank shall be responsible for any such failure by any other Bank.
b)   Each Money Market Quote shall be in substantially the
form of Exhibit F hereto and shall in any case specify:
               (1)  the proposed date of Borrowing, which shall be as
               specified in the Money Market Quote Request,
(2)  the proposed Interest Period(s) for which each such
offer is being made, which shall be as specified in the
Money Market Quote Request,
(3)  the principal amount of the Money Market Loan for which each such offer is being made, which (x) may be equal to,
more than or less than the Commitment of the quoting Bank
and may specify a minimum and maximum, (y) must be at least
$1,000,000 and (z) may not exceed the aggregate principal
amount of Money Market Loans for which offers were requested,
(4)  in the case of a LIBOR Auction, the margin above or
below the applicable London Interbank Offered Rate (the
"Money Market Margin") offered for each such Money Market
Loan, expressed as a percentage (rounded to the nearest
1/100th of 1 percent) to be added to or subtracted from such base rate,
(5)  in the case of an Money Market Absolute Rate Auction,
the rate of interest per annum (rounded to the nearest
1/100th of 1 percent), offered for each such Money Market Loan, and
(6)  the identity of the quoting Bank.
          c)   Any Money Market Quote shall be disregarded and be of
          no force and effect if it:
               (1)  does not substantially comply with the provisions of
               subsection (d)(ii) above,
(2)  contains qualifying, conditional or similar language,
(3)  proposes terms other than or in addition to those set
forth in the applicable Money Market Quote Request, or
(4)  arrives after the time set forth in subsection (d)(i).
     3.   Acceptance and Notice by Borrower.
          a)   Not later than (x) 11:30 a.m. (Dallas, Texas time)
          three Business Days before the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 11:30 a.m. (Dallas,
          Texas time) on the same Business Day of the proposed
          Borrowing, in the case of an Money Market Absolute Rate
          Auction, the Borrower shall notify, in writing or by
          telephone, Agent regarding the Money Market Quotes for those
          Banks that have made offers in accordance with subsection
          (d) of this Section 2.03 either that (A) the auction and the proposed Money Market Borrowing is canceled for any reason or (B) one or more of such offers contained in the
          applicable Money Market Quotes is accepted. Failure by
          Borrower to deliver timely notice shall be deemed to be a
          notice of cancellation except with the consent of any Bank the offer of which is accepted.
          b)   In the case of acceptance of one or more of such
          offers, Borrower shall give notice (a "Notice of Money
          Market Borrowing"), in writing or by telephone, within the time period specified in clause (i) of this subsection (e)
          of Section 2.03, to Agent, in substantially the form of
          Exhibit G hereto, specifying:
               (1)  whether one or more of such Bank's offers have been
               accepted or rejected,
(2)  if accepted, the aggregate amount of each Money Market
Loan to be made by each such Bank as part of such Borrowing, the applicable Interest Period, and the applicable Money
Market Absolute Rate or Money Market Margin,
(3)  the aggregate principal amount of offers of all Banks
for each Interest Period that have been accepted, and
(4)  the aggregate principal amount of all Loans outstanding under the Agreement after taking into consideration the
Loans accepted in such Borrowing.
          c)   The Borrower may accept in whole or in part any Money
          Market Quote meeting the requirements of subsection (d);
          provided that:
               (1)  the aggregate principal amount of each Money Market
               Borrowing shall not exceed the aggregate amount requested by
               Borrower in the related Money Market Quote Request,
(2)  the aggregate principal amount of each Money Market
Loan to be made by any Bank shall be subject to any minimum
or maximum specified by such Bank in its Money Market Quote,
(3)  the principal amount of each Money Market Borrowing
must be at least $5,000,000 and integral multiples of
$1,000,000 in excess thereof, and
(4)  acceptance of offers may only be made on the basis of
ascending Money Market Margins or Money Market Absolute
Rates, as the case may be.
          If the Borrower gives Notice of Money Market
     Borrowing by telephone, the Borrower shall promptly
     confirm it by telex or facsimile copy. In the event of
     a discrepancy between Agent's record of such telephone
     notice and the Borrower's confirmation thereof, Agent's
     record shall be determinative, absent demonstrable error.
          Promptly after receipt by Agent of a notice of
     cancellation from the Borrower or receipt of a Notice
     of Money Market Borrowing, as applicable, Agent shall
     deliver such notice to each Bank (including those Banks
     which did not participate in the bid process) in
     writing or by telephone. If Agent delivers either such
     notice to the Banks by telephone, Agent shall promptly
     confirm such delivery by telex or facsimile copy.
     1.   Allocation by Borrower. If offers are made by two or
     more Banks with the same Money Market Margins or Money
     Market Absolute Rates, as the case may be, for a greater
     aggregate principal amount than the amount in respect of
     which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of
     which such similar offers are accepted shall be allocated by
     Agent among such Banks as nearly as possible (in such
     multiples, not greater than $100,000, as Agent may deem
     appropriate) in proportion to the principal amounts of such offers. Determinations by Agent of such proportionate
     amounts of Money Market Loans shall be conclusive in the
     absence of demonstrable error.
2.   Effect on Commitment. Any Money Market Loan made by a
Bank under this Section 2.03 shall be considered usage of
the Facility for the purpose of fees and availability.
Outstanding Money Market Loans shall not affect the
requirement of any Bank to fund its Pro Rata Share under a Syndicated Loan.
3.   Variances. The time periods set forth in this Section
2.03 related to the conduct of any auction may be varied as
the Borrower, Agent  and the participating Banks may agree.
D.   SECTION   THIS SECTION IS RESERVED.
E.   SECTION   Interest Period for Borrowings.
     1.   Interest Payment Dates.  Subject to the following
     provisions of this Section 2.05, all interest payments shall be due and payable on the last day of any applicable
     Interest Period with respect to all Loans.
     2.   Base Rate Borrowings. The "Interest Period" with
     respect to each Base Rate Borrowing means the period
     commencing on the day the Base Rate Loans are made and
     ending up to 180 days thereafter, as the Borrower may elect in the Notice of Syndicated Borrowing; provided that:
          a)   any Interest Period which would otherwise end on a day
          which is not a Business Day shall be extended to the next
          succeeding Business Day; and
b)   all interest payments with respect to Base Rate Loans
shall be paid on each Quarter End falling after the
commencement of the Interest Period.
     3.   LIBOR Rate, Money Market LIBOR and Foreign Currency
     Borrowings. The "Interest Period" with respect to each LIBOR
     Rate Borrowing, Money Market LIBOR and Foreign Currency
     Borrowing means the period commencing on the day the LIBOR
     Rate Loans, Money Market LIBOR Loans or Foreign Currency
     Loans, as the case may be, constituting such Borrowing are made and ending one, two, three or six months thereafter (or other period up to six months agreed upon by the Borrower
     and the Banks), as the Borrower may elect in the applicable
     Notice of Borrowing; provided that:
          a)   any Interest Period which would otherwise end on a day
          which is not a Business Day shall be extended to the next
          succeeding Business Day unless such Business Day falls in
          another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and
b)   any Interest Period which begins on the last Business
Day of a calendar month (or on a day for which there is no
numerically corresponding day in the calendar month at the
end of such Interest Period) shall end on the last Business
Day of a calendar month.
     4.   Money Market Absolute Rate Borrowing. The "Interest
     Period" with respect to each Money Market Absolute Rate
     Borrowing means the period commencing on the day the Money
     Market Absolute Rate Loans constituting such Borrowing are made and ending on any day up to 180 days thereafter, as the
     Borrower may elect in the applicable Notice of Borrowing;
     provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to
     the next succeeding Business Day.
5.   Outside Limit. Notwithstanding any of the foregoing
provisions of this Section 2.05, no "Interest Period"
applicable to any Loan shall extend beyond the Termination
Date, and any Interest Period which otherwise would so
extend shall end on the Termination Date.
F.   SECTION   Maturity of Loans and Payment of Interest.
Each Loan included in any Borrowing shall mature, and the
principal amount thereof shall be due and payable, on the
last day of the then current Interest Period applicable to such Borrowing.
G.   SECTION   Interest Rate Options. The principal amount
of each Loan while outstanding shall bear interest for each
day from the day such Loan is made until due, payable on the last day of each Interest Period applicable thereto (subject to the definitional provisions of Section 2.05), at a rate
per annum (based on a 360-day year and actual days elapsed,
in the case of non-Base Rate Loans, and a 365-day year (366-
day year in leap years), in the case of Base Rate Loans, in
all cases counting the first day but not the last day of any
Interest Period) equal to one of the following interest
rates selected or accepted by the Borrower, as applicable:
Base Rate, LIBOR Rate, Money Market LIBOR Rate, Foreign
Currency Rate and Money Market Absolute Rate, in each case
as described below in this Section 2.07.
     1.   Base Rate Loans. Each Base Rate Loan shall bear
     interest at the Base Rate.
          The "Base Rate" applicable to any Base Rate Loan
     for any day during the Interest Period applicable
     thereto means a rate per annum equal to the higher of
     (i) the Reference Rate in effect for such day or
     (ii) the Federal Funds Rate for such day plus 0.50%.
     Any change in the Base Rate due to a change in the
     Reference Rate shall be effective on the date specified
     in the public announcement of such change, and any
     change in the Base Rate due to a change in the Federal
     Funds Rate shall be effective on the effective date of
     such change in the Federal Funds Rate.
     1.   "Federal Funds Rate" means, on any day, the rate per
     annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on
     overnight Federal funds transactions with members of the
     Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New
     York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal
     Funds Rate for such day shall be such rate on such
     transactions on the next preceding Business Day as so
     published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average
     rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.
2. LIBOR Rate. Each LIBOR Rate Loan shall bear interest at the LIBOR Rate. The "LIBOR Rate" applicable to any LIBOR Rate Loan for any day during any Interest Period applicable
          thereto means a rate per annum equal to the sum of
          the Applicable Margin for such day plus the
          applicable Adjusted LIBOR Rate.
               The "Adjusted LIBOR Rate" applicable to any
          Interest Period means a rate per annum equal to
          the quotient obtained (rounded upwards, if
          necessary, to the next higher 1/100 of 1%) by
          dividing (i) the applicable London Interbank
          Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.
               The "London Interbank Offered Rate"
          applicable to any Interest Period with respect to
          a LIBOR Rate Loan or a Money Market LIBOR Loan, as
          the case may be, means the rate per annum,
          (rounded upwards, if necessary, to the nearest
          1/100 of 1%) appearing on Telerate Page 3750 (or
          any successor page) as the London interbank
          offered rate for deposits in Dollars at
          approximately 11:00 a.m. (London time) two
          Business Days prior to the first day of such
          Interest Period for a term comparable to such
          Interest Period. If for any reason such rate is
          not available, the term "London Interbank Offered
          Rate" shall mean, for any LIBOR Rate Loan or an
          Money Market LIBOR Rate Loan, as the case may be,
          the rate per annum, (rounded upwards, if
          necessary, to the nearest 1/100 of 1%) appearing
          on  Reuters Screen LIBO Page as the London
          interbank offered rate for deposits in Dollars at
          approximately 11:00 a.m. (London time) two
          Business Days prior to the first day of such
          Interest Period for a term comparable to such
          Interest Period; provided, however, if more than
          one rate is specified on Reuters Screen LIBO Page,
          the applicable rate shall be the arithmetic mean
          of all such rates (at approximately 11:00 a.m.
          (London time) two Business Days prior to the first
          day of such Interest Period for a term comparable
          to such Interest Period).
     1.   "Euro-Dollar Reserve Percentage" means for any day the
     maximum rate (expressed as a decimal) at which reserves
     (including, without limitation, any marginal, special,
     supplemental, or emergency reserves) are required to be
     maintained under regulations issued from time to time by the
     Board of Governors of the Federal Reserve System (or any
     successor) by member banks of the Federal Reserve System
     against  in the case of LIBOR Loans, "Eurocurrency
     liabilities" (as such term is used in Regulation D
     promulgated by the Board of Governors from time to time).
     Without limiting the effect of the foregoing, the Euro-
     Dollar Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be
     determined or (ii) any category or extensions of credit or other assets which include LIBOR Loans. The Adjusted LIBOR
     Rate shall be adjusted automatically on and as of the
     effective date of any change in the Euro-Dollar Reserve
     Percentage. As of the date hereof, the Euro-Dollar Reserve
     Percentage is equal to zero.
2.   Foreign Currency Rate. Each Foreign Currency Loan shall
bear interest at the Foreign Currency Rate.
          The "Foreign Currency Rate" applicable to any
          Foreign Currency Loan for any day during any
          Interest Period applicable thereto means a rate
          per annum equal to the sum of the Applicable
          Margin for such day plus the applicable Adjusted
          Foreign Currency Rate.
               The "Adjusted Foreign Currency Rate"
          applicable to any Interest Period means a rate per
          annum equal to the quotient obtained (rounded
          upwards, if necessary, to the next higher 1/100 of
          1%) by dividing (i) the applicable London
          Interbank Foreign Currency Offered Rate by
          (ii) 1.00 minus the Euro-Dollar Reserve Percentage.
     3.   The "London Interbank Foreign Currency Offered Rate"
     applicable to any Interest Period with respect to a Foreign
     Currency Loan means the rate per annum, (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the
     appropriate Telerate Page as the London interbank offered
     rate for deposits in such Foreign Currency at approximately
     11:00 a.m. (London time) two Business Days prior to the
     first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not
     available, the term "London Interbank Foreign Currency
     Offered Rate" shall mean, for any Foreign Currency Loan the rate per annum, (rounded upwards, if necessary, to the
     nearest 1/100 of 1%) appearing on the appropriate page of
     the Reuters Screen as the London interbank offered rate for deposits in such Foreign Currency at approximately 11:00
     a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such
     Interest Period; provided, however, if more than one rate is specified on the appropriate page of the Reuters Screen, the applicable rate shall be the arithmetic mean of all such
     rates (at approximately 11:00 a.m. (London time) two
     Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period).
4.   Money Market LIBOR Rate. Each Money Market LIBOR Rate
Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a
rate per annum equal to the sum of the applicable London
Interbank Offered Rate for such Interest Period plus (or
minus) the Money Market Margin quoted by the Bank making
such Loan as a part of the applicable Bid Borrowing in
accordance with Section 2.03(d)(ii)(D) (the "Money Market
LIBOR Rate" for such Loan).
5.   Money Market Absolute Rate. Each Money Market Absolute
Rate Loan shall bear interest on the outstanding principal
amount thereof, for the Interest Period applicable thereto,
at a rate per annum equal to the Absolute Rate quoted by the
Bank making such Loan as a part of the applicable Bid
Borrowing in accordance with Section 2.03(d)(ii)(E) (the
"Money Market Absolute Rate" for such Loan).
6.   Determination of Interest Rates. Agent shall determine
each interest rate with respect to which it has
responsibility to make such determination pursuant to and in accordance with this Agreement. Agent shall give prompt
notice to the Borrower and the participating Banks by telex, facsimile or cable of each rate of interest so determined,
and its determination thereof shall be conclusive in the
absence of demonstrable error.
H.   SECTION   Certain Loans or Interest Rates Unavailable.
     1.   LIBOR and Foreign Currency Loans Unavailable. If, on
     any date on which an interest rate based on LIBOR or a
     Foreign Currency Rate would otherwise be set, (i) Agent
     shall determine in accordance with the terms of this
     Agreement that adequate and reasonable means do not exist
     for ascertaining the interest rate based on LIBOR or on
     Foreign Currency Loans, with respect to any Interest Period, including, without limitation, the inability or failure of
     Agent to obtain sufficient information with respect to rates from the applicable source as contemplated by this
     Agreement,  (ii) Agent shall determine that the Adjusted
     LIBOR Rate or the Adjusted Foreign Currency Rate, as
     determined by Agent, will not adequately and fairly reflect the cost to the Banks of funding a proposed Loan for such
     Interest Period, or (iii) Agent shall determine that the
     requested Foreign Currency deposits (as to the portion of
     any Borrowing proposed to be made in a Foreign Currency) in the required amount for the required Interest Period are not being offered to the Banks by prime banks in the London
     interbank Euro-currency market, then Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent shall determine that the circumstances
     giving rise to such suspension no longer exist, the
     obligations of the Banks to make LIBOR Rate Loans or Foreign
     Currency Loans (as applicable), shall be suspended. Unless the Borrower notifies Agent ( who shall promptly notify the
     Banks) at least one Business Day before the date of any
     proposed Borrowing affected by the circumstances described in this subsection (a) for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate
     Borrowing, and the Banks shall make such Base Rate Loans;
     provided, however, with respect to such a proposed Borrowing to be made as a Money Market LIBOR  Loan, the interest rate shall be an absolute rate agreed by the Borrower and the lending Banks.
2.   Federal Funds Rate Unavailable. If, on any date on
which a Base Rate would otherwise be set, Agent shall
determine in accordance with the terms of this Agreement
that it is unable to ascertain the Federal Funds Rate for
any reason, including, without limitation, the inability or
failure of Agent to obtain sufficient bids or publications
contemplated by this Agreement, Agent shall forthwith give
notice thereof to the Borrower and the Banks, whereupon
until Agent shall notify the Borrower and the Banks that the circumstances giving rise to such inability no longer exist, the Base Rate shall be the Reference Rate.
I.   SECTION   Default Rate. Any sum of principal, interest,
fees, or other amounts payable by Borrower under any Loan or otherwise hereunder if not paid when due (whether before or
after acceleration) shall bear interest (payable on demand)
from its due date until payment in full (computed daily on
the basis of a 360 day year and actual days elapsed) of a
rate per annum equal to 2% above the then applicable
interest rate or rates (if more than one type of Loan is
outstanding), reset daily.
J.   SECTION   Evidence of Loans/Borrowings.
     1.   Loan Account; Note. Agent shall maintain in accordance
     with its usual practice an account or accounts evidencing
     the indebtedness of the Borrower to each Bank resulting from each Loan owing to such Banks from time to time, including the amounts of principal and interest payable and paid to
     such Banks from time to time hereunder. The Borrower shall execute and deliver to each Bank a Revolving Note
     substantially in the form of Exhibit A attached hereto.
     2.   Register. Agent shall maintain at its address referred
     to in Section 11.01 a register for the recordation of the
     names and addresses of the Banks (including any assignees
     which have become Banks pursuant to an Assignment and
     Acceptance pursuant to Section 11.08) and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The Register shall evidence the indebtedness of the Borrower under this Agreement by
     individual Bank and in the aggregate and include a record of the dates and amounts of each Borrowing, the Type of Loans and the Interest Period applicable thereto, and the amounts of principal or interest payable, paid or prepaid in
     connection therewith. The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be
     available for inspection by the Borrower and  any Bank at
     any reasonable time and from time to time upon reasonable prior notice.
K.   SECTION   Failure to Give Notice, Automatic Conversion.
If the Borrower is otherwise entitled under this Agreement
to repay any Syndicated Loans maturing at the end of an
Interest Period applicable thereto with the proceeds of a
new Syndicated Borrowing, and the Borrower fails to repay
such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated
Borrowing, a new Syndicated Borrowing shall be deemed to be
made on the date such Syndicated Loans mature in an amount
equal to the principal amount of the Syndicated Loans so
maturing. If the maturing Syndicated Loans are not Foreign
Currency Loans, the Syndicated Loans comprising such new
Syndicated Borrowing shall be Base Rate Loans and the
Interest Period for such Borrowing shall be 30 days. If the
maturing Syndicated Loans are Foreign Currency Loans, the
Syndicated Loans comprising such new Syndicated Borrowing
shall also be Foreign Currency Loans of the same Foreign
Currency and the Interest Period for such Borrowing shall be 30 days.
L.   SECTION   Prepayments. Except as otherwise expressly
provided in Section 9.02 and Section 9.03, the Borrower may
not prepay any Bid Loan. Subject to Section 2.13, the
Borrower may prepay any Syndicated Loan in whole at any
time, or from time to time in part in amounts aggregating at least $1,000,000, by paying the principal amount to be
prepaid together accrued interest thereon to the date of
prepayment. Each such optional prepayment shall be applied
to prepay ratably the Syndicated Loans of the several Banks
included in such Borrowing.
M.   SECTION   Funding Losses. If for any reason the
Borrower makes any payment of principal with respect to any
non-Base Rate Loan under this Agreement on any day prior to
the last day of the Interest Period applicable thereto, or
if for any reason the Borrower fails to borrow any such Loan after notice has been given to any Bank in accordance with
this Agreement, the Borrower shall reimburse each Bank
within 15 days of demand for any resulting loss or expense
actually incurred by it including (without limitation) any
loss actually incurred in obtaining, liquidating or
employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to
borrow, provided that such Bank shall have delivered to the
Borrower a certificate as to the amount of such loss or
expense in reasonable detail, which certificate shall be
conclusive in the absence of demonstrable error.
N.   SECTION   General Rules as to Payments.
     1.   The Borrower shall make each payment of principal,
     interest, fees and otherwise to be made under this Agreement not later than 12:30 p.m. (Dallas, Texas time) on the date when due to Agent at its office address appearing on the
     signature page hereof for the account of the Banks (or their applicable Lending Office). All payments of all Loans shall be made in the appropriate Available Currency in immediately available funds. Each payment shall be made only on a
     Business Day. If the day on which a payment shall be due is not a Business Day, the date for payment thereof shall be
     extended to the next succeeding Business Day (unless, in the case of LIBOR Rate or Money Market LIBOR, otherwise
     expressly provided herein). If the date for any payment of principal is extended by operation of law or otherwise,
     interest thereon shall be payable for such extended time.
2.   Except to the extent otherwise provided in this
Agreement:  (i) each Loan shall be made by the Banks under
Section 2.01, each payment of Facility Fees shall be made
for the account of the Banks, and each termination or
reduction of the Commitments shall be applied to the
Commitments of the Banks, based upon their Pro Rata Shares;
and (ii) each payment and prepayment by Borrower of
principal of or interest on Loans of a particular Type shall be made to Agent for the account of the Banks holding Loans
of such Type pro rata in accordance with the respective
unpaid principal amounts of such Loans held by such Banks.
O.   SECTION   Funding of Loans.
     1.   Disbursements. Not later than 2:00 p.m.(Dallas, Texas
     time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (b) of this
     Section) make available its share of such Borrowing, in
     immediately available funds in the appropriate Available
     Currency (as applicable), to Agent who shall make available such funds to the Borrower not later than 2:00 p.m. (Dallas,
     Texas time) on such date at the Borrower's account
     designated on the signature page hereto, or such other
     account as may be designated by Borrower by notice to Agent.
     2.   Net Payments. If any Bank makes a new Loan hereunder on
     a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall
     automatically apply the proceeds of its new Loan against
     principal amount due to make such repayment and only an
     amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made
     available by such Bank to the Borrower as provided in
     subsection (a), or remitted by the Borrower to the Bank as provided in Section 2.14, as the case may be.
P.   SECTION   Fees.
     1.   Facility Fee. Borrower shall pay to Agent for the
     account of each Bank, based upon its Pro Rata Share, a
     facility fee ("Facility Fee") equal to the rate per annum
     (based on actual days elapsed and a 360 day year) set forth in the right hand column below on the daily average, of the aggregate amount of the Commitments, regardless of
     utilization thereof, for each day (from and including the
     Effective Date to but excluding the later of the Termination
     Date or the date that the Obligations are paid in full)
     based upon the Rating  (which shall be (i) the higher of the two Ratings of Standard & Poor's Inc. and Moody's Investor
     Corporation or (ii) the Rating immediately below the higher of such two Ratings if the two Ratings are split by more
     than one Rating) in effect on such day for Borrower's senior unsecured nonconvertible long-term indebtedness as set forth in the left hand column below:
Rating                                Rate Per Annum
A/A2 or better                         7.5 basis points
A-/A3                                  8.0 basis points
BBB+/Baa 1                             8.5 basis points
BBB/Baa2                              11.0 basis points
BBB-/Baa3 or lower                    15.0 basis points
     1.   Payment of Fees. Accrued Facility Fees under this
     Section 2.16 shall be payable quarterly in arrears on each
     March 31, June 30, September 30 and December 31 of each year during the term of this Agreement, and on the later of the
     Termination Date or the date on which the Obligations are
     paid in full. Payment of all such Facility Fees shall be
     made by wire transfer or automated clearing house (ACH)
     transfer not later than the fifth Business Day following the aforesaid dates.
Q.   SECTION   Optional Reduction of Commitments. The
Borrower from time to time, upon at least three Business
Days' notice to the Banks, may irrevocably reduce ratably
among the Banks the unused portion (without regard to
outstanding Bid Loans) of the aggregate Commitments;
provided that (i) such reduction shall be by an aggregate
amount of at least $5,000,000, and integral multiples in
excess thereof of $1,000,000 (except a reduction may be in
the amount of the aggregate unused Commitments), and
(ii) the aggregate Commitments shall not be reduced to an
amount less than the aggregate principal amount of all Loans then outstanding. In the event the Commitments are reduced
to zero, this Agreement shall terminate and any Facility
Fees then accrued shall become immediately payable.
R.   SECTION   Extension of Termination Date.
     1.   Within 60 days prior to the first anniversary of the
     Closing Date, the Borrower may notify Agent that it desires that the Termination Date be extended for one year to the
     sixth anniversary of the Closing Date. The Agent shall
     provide written notice of such request to all the Banks
     within two Business Days after its receipt thereof, and each
     Bank shall notify Agent in writing within ten Business Days after its receipt of the written notice from Agent of its
     decision regarding such request. The failure of any Bank to respond to such request within the ten Business Day period shall be deemed a refusal to such request by such Bank. If all of the Banks consent to such request in writing within such ten Business Day period (such consenting Banks are
     referred to herein as the "Consenting Banks"), the
     Termination Date shall be extended to the sixth anniversary of the Closing Date, and Agent shall notify the Borrower in writing of such extension within two Business Days of its
     receipt of the last written consent from the Banks. If
     within such ten Business Day period, one or more Banks
     informs the Agent in writing that it does not consent to
     such extension request or fails to consent in writing (such non-consenting Banks are referred to herein as the "Non-
     Consenting Banks"), Agent shall promptly notify the Borrower of each such Non-Consenting Bank, and the Borrower, at its option, shall have a period of 30 days after receipt of such notice (i) to replace each such Non-Consenting Bank pursuant to the provisions of Section 11.07 with an Eligible Assignee which does consent to such extension, or (ii) to continue
     this Agreement with the Consenting Banks and to reduce the amount of the Facility by the amount of the Loans and
     Commitments of all Non-Consenting Banks. If the Borrower
     elects to replace the Non-Consenting Banks and is able to
     replace all such Non-Consenting Banks with Eligible
     Assignees pursuant to Section 11.07, each such Eligible
     Assignee shall notify the Agent in writing of its agreement to replace a Non-Consenting Bank and the amount of Loans and
     Commitments it is willing to acquire. The transfer and
     assignment of each Non-Consenting Bank's Loans and
     Commitments and the transfer of its obligations under this
     Agreement to an Eligible Assignee shall be made pursuant to an Assignment and Acceptance promptly following the Agent's receipt of the last Eligible Assignee's written agreement to replace a Non-Consenting Bank. Upon the execution and
     delivery of such Assignment and Acceptances, the Loans and
     Commitments shall continue without interruption hereunder.
     If the Borrower elects to continue the Facility with only
     the Consenting Banks, then upon the original Termination
     Date, and assuming that no Default or Event of Default then exists, (i) this Agreement shall be extended for one
     additional year between the Borrower and the Consenting
     Banks whose Loans and Commitments will continue unchanged, and (ii) the Loans payable to the Non-Consenting Banks shall be paid in full along with all other amounts, if any, which may be owed to them under the Loan Documents, and their
     Commitments shall terminate.
2.   If the original Termination Date is extended for one
year pursuant to the terms of this Section 2.18, then within
60 days prior to the second anniversary of the Closing Date, the Borrower may again request that the extended Termination
Date be extended for an additional one year to the seventh
anniversary of the Closing Date. Agent shall follow the same procedures of notification and polling of the Banks to
determine if the request will be accepted  and shall notify
Borrower of the results. In no event shall the Termination Date as extended be extended beyond the seventh anniversary of the Closing Date.
S.   SECTION   Letters of Credit.
     1.   The Facility may be utilized by Borrower to support the
     issuance of Letters of Credit for the account of Borrower, subject to the unused Commitments (which Commitments shall be deemed used to the extent of all Letter of Credit
     Liabilities), up to the maximum aggregate unfunded face
     amount at any time outstanding of $25,000,000. The maximum term of any such Letter of Credit shall be one year, and no
     Letter of Credit shall be issued with an expiration date
     which is later than 90 days after expiration of the
     Termination Date. Each such Letter of Credit shall be
     supported by a duly executed application and reimbursement agreement in form satisfactory to the Issuing Bank and shall be subject to payment to Agent for the account of the Banks
     (based upon their respective Pro Rata Shares) of an annual fee (pro-rated for periods of less than one year), payable quarterly in arrears, in an amount equal to the Applicable
     Margin for LIBOR Rate Loans, as such rate may change from
     time to time during the term of such Letter of Credit, times the unfunded face amount thereof.
2.   Upon receipt from the beneficiary of any Letter of
Credit of any demand for payment or other drawing under such
Letter of Credit, the Issuing Bank shall promptly notify
Borrower and each Bank as to the amount to be paid as a
result of such demand or drawing and the respective payment
date. If at any time the Issuing Bank shall make a payment
to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Bank will pay to the
Issuing Bank, immediately upon the Issuing Bank's demand at
any time commencing after such payment until reimbursement
therefor in full by Borrower, an amount equal to such Bank's
Pro Rata Share of payment, together with interest on such
amount for each day from the date of such payment to the
date of payment by such Bank of such amount at a rate of
interest per annum equal to the Federal Funds Rate.
3.   Promptly after each drawing under any Letter of Credit,
Issuing Bank shall notify the Borrower of the time and
amount of such drawing. Unless the Borrower shall reimburse
Issuing Bank within one Business Day after receipt of such
notice for any amounts paid by Issuing Bank upon any such
drawing, without presentment, demand, protest or other
formalities of any kind, such drawing shall, if the Borrower then satisfies the conditions of Section 3.02, automatically and without further action by the Borrower be treated as a
Base Rate Loan (until such Loan is Converted to a Loan of
another Type as provided herein), in which case such drawn
amounts shall be subject to all terms and provisions hereof
relating to Loans. If the Borrower does not then satisfy the conditions of Section 3.02, such outstanding Reimbursement
Obligation shall bear interest at the Default Rate, and such
Reimbursement Obligation and the interest thereon shall be
payable on demand. If the Borrower elects to reimburse
Issuing Bank as provided above, Issuing Bank will pay to
each Bank such Bank's Pro Rata Share of all amounts received from or on behalf of the Borrower for application in
payment, in whole or in part, of the Reimbursement
Obligation in respect of any Letter of Credit, but only to
the extent such Bank has made payment to Issuing Bank in
respect of such Letter of Credit pursuant to subsection (b) above.
                       III.  ARTICLE
                         CONDITIONS
A.   SECTION   Conditions to Effectiveness. This Agreement
will become effective on the date (the "Effective Date")
when all of the following have occurred:
     1.   Agreement Counterparts. Counterparts of this Agreement
     shall have been executed and delivered to the Banks by the
     Borrower and counterparts of this Agreement shall have been executed and delivered by each Bank to the Borrower and the other Banks.
2.   Notes. A Revolving Note substantially in the form of
Exhibit A with appropriate insertions shall have been
executed by the Borrower and delivered to each of the Banks.
3.   Guaranties.    Each Guarantor shall have executed and
delivered a guaranty agreement substantially in the form of
Exhibit B to the Agent for the benefit of each of the Banks.
4.   Legal Opinion. An opinion of counsel for the Borrower,
reasonably acceptable to the Majority Banks, dated the
Effective Date and substantially in the form of Exhibit H
hereto and covering such additional matters relating to the
transactions contemplated hereby as the Majority Banks may
reasonably request shall have been delivered to each Bank.
In rendering its opinion, such counsel may rely, to the
extent such counsel deems reliance proper, on the opinions
of other counsel as to certain matters, all as reasonably
acceptable to the Majority Banks.
5.   Compliance with Representations and No Default; Officer
Certificates. The representations of the Borrower contained
in Article 4 shall be true and correct and no Default or
Event of Default shall have occurred and be continuing. A
certificate dated the Effective Date, signed by an
Authorized Officer, to the effect set forth in this clause
(e) of this Section 3.01 and to the further effect that no
Default or Event of Default shall have occurred and be
continuing shall have been delivered by the Borrower to each
Bank.
6.   Other Documents. All documents which the Majority Banks
may reasonably request relating to the existence of the
Borrower, the corporate authority for and the validity of
this Agreement, incumbency of officers and such persons who
are authorized to execute Notices of Borrowing and like
instruments hereunder and any other relevant matters, all in form and substance reasonably satisfactory to the Majority
Banks shall have been delivered to the Banks.
7.   No Material Adverse Change. Except as disclosed on
Schedule 3 hereto, since June 29, 1997, there has been no
material adverse change in the business, operations or
financial position of the Borrower and its Consolidated
Subsidiaries, considered as a whole.
B.   SECTION   Conditions to Borrowings. The obligation of
each Bank to make any Loan (Syndicated and Bid) on the
occasion of each Borrowing is subject to the satisfaction of the following conditions:
     1.   Notice of Borrowing. The Agent shall have received (or
     be deemed to have received) the applicable Notice of
     Borrowing as required by Article II.
2.   Loan Limit. Immediately after such Borrowing, the
aggregate outstanding principal amount of the Loans and the
Letter of Credit Liabilities shall not exceed the aggregate
amount of the Commitments.
3.   No Default. Immediately after such Borrowing, no
Default or Event of Default shall have occurred and be continuing.
4.   Representations and Warranties . On the date of such
Borrowing, (i) in the case of any Borrowing other than a
Refunding Borrowing, the representations and warranties of
the Borrower contained in Article IV of the Agreement shall
be true and correct in all material respects on and as of
the date of such Borrowing, and (ii) in the case of any
Refunding Borrowing, the representations and warranties
contained in Article IV of this Agreement (excluding Section
4.05, as to which no representation and warranty is then
required to be made) shall be true and correct in all
material respects on and as of the date of such Refunding Borrowing.
Each Borrowing (or Refunding Borrowing, as applicable)
hereunder shall be deemed to be a representation and
warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) , (c) and (d) of this
Section as if Borrower had delivered a certificate to the
Banks affirming such facts.
                        IV.   ARTICLE
               REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants severally to the Banks that:
A.   SECTION   Corporate Existence and Power. The Borrower
is a corporation duly incorporated, validly existing and in
good standing under the laws of Colorado, and has all
corporate powers and all material governmental licenses,
authorizations, consents and approvals required to carry on
its business as now conducted.
B.   SECTION   Corporate and Governmental Authorization; No
Contravention. The execution, delivery and performance by
the Borrower of this Agreement are within the Borrower's
corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or
filing with, any Governmental Authority or any other third
party under any existing material contractual arrangements,
and do not contravene, or constitute a default under, any
provision of applicable Law or of the articles of
incorporation or by-laws of the Borrower or of any material
term of any material agreement or other instrument binding
upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
C.   SECTION   Binding Effect. This Agreement has been duly
executed and delivered by the Borrower and constitutes the
valid and binding agreement and obligations of the Borrower, enforceable in accordance with their terms subject to
applicable bankruptcy, reorganization, insolvency,
moratorium and similar laws affecting creditors rights
generally, and to general principles of equity (whether
considered in a court of law or in equity).
D.   SECTION   Financial Information. The consolidated
financial statements of Borrower for the year ended
December 29, 1996, and the quarters ended March 30, 1997 and
June 29, 1997, fairly present, in conformity with generally
accepted accounting principles, the consolidated financial
position and results of operations of the Borrower and its
Consolidated Subsidiaries as of such dates.
E.   SECTION   Litigation. Except as disclosed on Schedule 4
hereto, there is no action, suit or proceeding pending, or
to the knowledge of the Borrower, overtly threatened against or affecting the Borrower or any of its Subsidiaries before
any court or arbitrator or any governmental body, agency or
official that purports to affect the Borrower or any of its
Restricted Subsidiaries or any transaction contemplated by
this Agreement, or in which there is a reasonable
probability of an adverse decision that would materially
adversely affect the business, operations or financial
position of the Borrower and its Restricted Subsidiaries,
considered as a whole, or which in any manner draws into question the validity of this Agreement or the Borrower's obligations hereunder.
F.   SECTION   Compliance with ERISA. Borrower and each
ERISA Affiliate have fulfilled their obligations under the
minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects
with the presently applicable provisions of ERISA and the
Code, and have not incurred any material liability to the
PBGC or a Plan under Title IV of ERISA other than a
liability to the PBGC for premiums under Section 4007 of ERISA.
G.   SECTION   Compliance with Laws. Neither the Borrower
nor any of its Restricted Subsidiaries is in violation of
any applicable Law (including, but not limited to,
Environmental Laws, ERISA and the Code) except where failure to so comply would not have a reasonable probability of
having a material adverse effect on the business, operations or financial position of the Borrower and its Restricted
Subsidiaries, considered as a whole.
H.   SECTION   Taxes. The Borrower and its Restricted
Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are
required to be filed by them and have paid all taxes due
pursuant to such returns or pursuant to any assessment
received by the Borrower or any Subsidiary, other than taxes contested in good faith by the Borrower or such Subsidiary
or for which adequate reserves have been set aside in
accordance with generally accepted accounting principles.
The charges, accruals and reserves on the books of the
Borrower and its Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
I.   SECTION   Subsidiaries. Each of the Borrower's
Restricted Subsidiaries is a corporation duly incorporated,
validly existing and in good standing under the laws of its
jurisdiction of incorporation, and has all corporate powers
and all material governmental licenses, authorizations,
consents and approvals required to carry on its business as
now conducted, the absence of which would have a material
adverse effect on the business, operations or financial
position of the Borrower and its Restricted Subsidiaries,
considered as a whole.
J.   SECTION   Not an Investment Company. The Borrower is
not an "investment company" within the meaning of the
Investment Company Act of 1940, as amended.
K.   SECTION   No Margin Stock. No part of the proceeds of
any Loan will be used for the purpose of purchasing or
carrying any "margin stock" within the meaning of Regulation
U or X promulgated by the Board of Governors of the Federal Reserve System.
L.   SECTION   Full Disclosure. There is no fact which the
Borrower has not disclosed in writing to the Banks on or
prior to the Effective Date which has, or as far as the
Borrower can now reasonably foresee will have, a material
adverse effect on the ability of the Borrower to perform its obligations under this Agreement or to pay the principal or
the interest on any Loan or any fees or other amounts due hereunder.
M.   SECTION   Excluded Principal Plants. Schedule 2, as it
may be amended from time to time after the Effective Date by the Borrower by the execution and delivery of such amended
Schedule or a certificate pursuant to Section 5.01(g) to the
Banks, contains a complete and accurate list of the plants
owned by the Borrower or any Subsidiary excluded from the
definition of "Principal Plant" pursuant to the terms of such definition.
                        V.  ARTICLE
                      GENERAL COVENANTS
The Borrower agrees that, so long as any Bank has any
Commitment hereunder or any amount payable under this
Agreement remains unpaid, unless and to the extent the
Majority Banks waive compliance in writing:
A.   SECTION   Information.
     1.   SEC Reports. The Borrower will deliver to Agent within
     15-days of the filing thereof with the SEC or delivery
     thereof to its shareholders, a copy of the annual and
     quarterly reports and other filings (excluding exhibits)
     made by the Borrower with the SEC under the Exchange Act or delivered to its shareholders, or if Borrower in the future becomes exempt from the reporting requirements of such Act, copies of the financial statements as provided in clause (b)
     of this Section 5.01.
     2.   Financial Statements. If and when Borrower is no longer
     subject to the reporting requirements under the Exchange
     Act, Borrower will deliver to Agent (i) within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated financial statements of the Borrower and its
     Consolidated Subsidiaries as of the end of such fiscal year, together with an opinion thereon by Price Waterhouse or
     other independent public accountants of nationally
     recognized standing; and (ii) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the unaudited consolidated financial
     statements of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and that portion of the fiscal year ending with such quarter, all certified (subject to
     normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer.
3.   Compliance Certificates. Quarterly, simultaneously with
the delivery of each set of quarterly financial statements
referred to in clause (a) or (b) above, Borrower will
deliver to Agent a certificate of an Authorized Officer
stating, to the best of such Authorized Officer's knowledge,
(i) whether the Borrower was in compliance with the
financial covenants contained in Article VII as of the date
of such financial statements, and setting forth in
reasonable detail the calculations required to establish the
Borrower's compliance with such covenants; and (ii) whether
any Default or Event of Default has occurred and is
continuing on the date of such certificate and, if any
Default or Event of Default then exists, setting forth the
details thereof and the action which the Borrower is taking
or proposes to take with respect thereto.
4.   Other Reports. Promptly upon their becoming available
to the Borrower, the Borrower will deliver to Agent (except
to the extent already covered by clause (a) of this Section
5.01) a copy of (i) all regular or special reports or
effective registration statements (excluding registration
statements on Form S-8 or any substitute form adopted by the
SEC) which the Borrower or its Consolidated Subsidiaries
shall file with the SEC and (ii) all reports, proxy
statements, financial statements and other information
distributed by the Borrower to its shareholders generally.
5.   Notice of Default. No later than three Business Days
after becoming aware thereof, Borrower will deliver to Agent a certificate of an Authorized Officer as to the occurrence
of any Default or Event of Default setting forth the details thereof and the action which the Borrower is taking or
proposes to take with respect thereto.
6.   Principal Plant Report. Promptly after any
determination by the Board of Directors of Borrower of any
exclusion of a plant from the definition of Principal Plant,
Borrower will deliver a certificate of an Authorized Officer to Agent setting forth such determination, which certificate shall constitute an amendment to Schedule 2 hereof.
7.   Other Information. From time to time Borrower shall
provide Agent such additional information regarding the
financial position of the Borrower and its Consolidated
Subsidiaries or matters related to verifying Borrower's
compliance with this Agreement as any Bank may reasonably request.
          Promptly after its receipt of any of the above
     reports or information, Agent will distribute copies
     thereof to each Bank.
B.   SECTION   Payment of Obligations. The Borrower will pay
and discharge, and will cause each Restricted Subsidiary to
pay and discharge, as and when due, all their material
obligations and liabilities, including, without limitation,
tax liabilities, except where the same may be contested in
good faith by appropriate proceedings or for which adequate
reserves have been set aside in accordance with generally
accepted accounting principles or as to which a bona fide
dispute may exist, and will maintain, and will cause each
Subsidiary to maintain, in accordance with generally
accepted accounting principles, adequate reserves for the
accrual of any of the same.
C.   SECTION   Maintenance of Property. The Borrower shall,
and shall cause each of its Restricted Subsidiaries to,
maintain its properties and assets in normal working order
and condition and make all necessary repairs, renewals,
replacements, additions, betterments and improvements
thereto, ordinary wear and tear and obsolescence excepted,
all as in the judgment of the Borrower may be necessary so
that the business carried on in connection therewith may be
properly and advantageously conducted at all times;
provided, however, that nothing in this Section 5.03 shall
prevent the Borrower or one of its Restricted Subsidiaries
from discontinuing the operation and maintenance of any of
its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks.
D.   SECTION   Insurance. The Borrower shall, and shall
cause each of its Restricted Subsidiaries to, maintain with
financially sound and reputable insurers such insurance as
may be required by law and such other insurance (including
self-insurance) to such extent and against such hazards and
liabilities as Borrower determines to be reasonably prudent.
E.   SECTION   Conduct of Business and Maintenance of
Existence. Except as otherwise permitted in Section 6.03, to the extent necessary or desirable in the normal conduct of
the business of the Borrower and each Subsidiary, the
Borrower will preserve, renew and keep in full force and
effect and will cause each Subsidiary to preserve, renew and keep in full force and effect, their corporate existences,
rights, privileges and franchises.
F.   SECTION   Compliance with Laws. The Borrower will
comply, and will cause each Subsidiary to comply, with all
applicable Laws (including, without limitation, ERISA and
Environmental Laws) except where the failure to comply would not have a reasonable probability of having a material
adverse effect on the business, operations or financial
position of the Borrower and its Consolidated Subsidiaries,
considered as a whole.
G.   SECTION   Inspection of Property, Books and Records.
The Borrower will keep, and will cause each Subsidiary to
keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and
transactions in relation to its business and  activities;
and will permit, and will cause each Subsidiary to permit,
representatives of any Bank at such Bank's expense to visit
and inspect any of their respective properties, to examine
and make abstracts from any of their respective books and
records and to discuss their respective affairs, finances
and accounts with their respective officers, employees and
independent public accountants (with representatives of the
Borrower present in any discussions with such accountants),
all at such reasonable times and as often as may reasonably be desired.
H.   SECTION   Use of Proceeds. The proceeds of the Loans
made under this Agreement will be used by the Borrower for
general corporate purposes. None of such proceeds will be
used, directly or indirectly, for the purpose, whether
immediate, incidental or ultimate, of purchasing or carrying any 'margin stock' within the meaning of Regulation U or X.
I.   SECTION   Environmental Matters. Except where the
failure to do so would not have a reasonable probability of
having a material adverse effect on the business, operations or financial position of Borrower and its Restricted
Subsidiaries, considered as a whole, the Borrower will
(a) employ, and cause each of its Restricted Subsidiaries to employ, appropriate technology and compliance procedures to
maintain compliance with all applicable Environmental Laws,
(b) obtain and maintain, and cause each of its Restricted
Subsidiaries to obtain and maintain, all material permits
required by applicable Environmental Laws in connection with its or its Restricted Subsidiaries' operations, and
(c) dispose of, and cause each of its Restricted
Subsidiaries to dispose of, any and all substances
reasonably known by Borrower to be hazardous or toxic
substances only at facilities and with carriers reasonably
believed to possess valid permits under applicable Environmental Laws.
J.   SECTION   Delivery of Additional Guaranties. Within 30
Business Days following  the delivery of any of the
financial statements required by Section 5.01(a) or (b), the
Borrower shall cause the delivery to the Agent of Guaranties from such additional Guarantors as may be necessary so that
the aggregate assets of the Borrower and all Guarantors
equal at least eighty percent (80%) of the total assets of
the Borrower and its Consolidated Subsidiaries.
                        VI.  ARTICLE
                     NEGATIVE COVENANTS
Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under this Agreement remains unpaid, unless and to the extent the Majority Banks waive compliance in writing:
A.   SECTION   Limitations on Liens.
     1.   Principal Plants. The Borrower will not create, assume,
     guarantee or otherwise become liable with respect to
     (collectively, "incur"), and will not cause, suffer or
     permit any Restricted Subsidiary to incur, any Debt secured by a Lien on any Principal Plant, or on any capital stock of any Restricted Subsidiary, without making effective
     provisions whereby the Commitments shall be equally and
     ratably secured thereby, provided that the foregoing shall not apply to:
          a)   purchase money pledges of, or purchase money mortgages
          or liens on, property acquired (including through merger or consolidation) after the date of execution of this
          Agreement, so long as such pledges, mortgages and liens
          shall attach only to the assets so acquired,
b)   Liens existing at the time of acquisition (including
through merger or consolidation) on property acquired after
the date of execution of this Agreement, so long as such
Liens (A) were not created or incurred in connection with or in contemplation of such acquisition and (B) shall attach
only to the assets so acquired,
c)   Liens existing on property of a Subsidiary at the time
it becomes a Restricted Subsidiary, so long as such Liens
were not created or incurred in connection with or in
contemplation of such Subsidiary becoming a Restricted Subsidiary,
d)   Liens to secure all or any part of the cost of
development or construction of any property or assets or
improvements thereon and which shall be released or
satisfied within 120 days after completion of such
development or construction,
e)   Liens required in connection with the acquisition,
construction or development of additions or extensions to
Principal Plants which shall be financed by obligations
described in Section 103(b)(4)-(7) of the Code or by
obligations entitled to substantially similar tax benefits
under other legislation or regulations in effect from time to time,
f)   Liens securing Debt owing to the Borrower or a
Restricted Subsidiary by a Restricted Subsidiary,
g)   Liens existing as of the Effective Date,
h)   extensions, renewals or replacements of pledges,
mortgages or liens referred to in clauses (i) to (vii),
inclusive, above, and any subsequent refinancings of the
Debt secured thereby, provided that the amount of Debt
secured by such extension, renewal, replacement or
subsequent refinancing shall not exceed the principal amount of Debt being extended, renewed, replaced or subsequently
refinanced, nor shall the pledge, mortgage or lien be
extended to any additional Principal Plant or capital stock
of any Restricted Subsidiary,
i)   Liens as permitted by subsection (b) of this Section,
j)   Liens as permitted by subsection (c) of this Section, or
k)   Liens arising by operation of law or in the ordinary
course of business of the Borrower or a Restricted
Subsidiary which do not secure Debt and do not in the
aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.
     2.   After Acquired Property. If the Borrower or any
     Restricted Subsidiary shall at any time enter into a merger or consolidation with another Person or purchase all or
     substantially all of the assets of another Person, and if
     such other Person has outstanding indebtedness secured by a mortgage or other lien which, by reason of an after-acquired property clause or similar provision therein contained,
     would extend, after such merger, consolidation or purchase, to any Principal Plant owned by the Borrower or such
     Restricted Subsidiary immediately prior to such merger,
     consolidation or purchase, the Borrower or such Restricted
     Subsidiary, as the case may be, shall in such event be
     deemed to have created a mortgage or lien, within the
     prohibition of subsection (a) of this Section 6.01, unless
     (i) such merger or consolidation involving a Restricted
     Subsidiary shall constitute a disposition by the Borrower of its interest in the Restricted Subsidiary and the Borrower is otherwise in compliance with this Agreement, or
     (ii) either (A) at or prior to the effective date of such
     merger, consolidation, sale or purchase, such mortgage or
     lien shall have been released of record or otherwise
     satisfied to the extent it would extend to such Principal
     Plant or (B) prior to such merger, consolidation, sale or
     purchase, the Borrower or such Restricted Subsidiary, as the case may be, shall have created, as security for the
     Obligations, a valid lien which, upon completion of said
     merger, consolidation, sale or purchase, will rank equally with or prior to the lien of such mortgage or other lien of such other Person on such Principal Plant.
3.   Permitted Debt. Notwithstanding the foregoing
provisions of this Section 6.01, the Borrower and any one or more Restricted Subsidiaries may incur any Debt otherwise
subject to the foregoing restrictions and in addition to
that permitted by subsection (a) or (b) of this Section
(other than pursuant to clause (x) of said subsection (a)),
if, at the time of such incurrence and after giving effect
thereto, the aggregate amount of Debt secured by pledges,
mortgages or liens incurred pursuant to this subsection
(c) which shall be outstanding at the time, when added to
the aggregate amount of Debt incurred as permitted by
Section 6.02(b) which shall be outstanding at the time and
the aggregate amount of Debt incurred as permitted by
Section 6.04 which shall be outstanding at the time
(computed without duplication of amounts), does not exceed
15 percent of Net Tangible Assets and may renew, extend or
replace such Debt subject to the proviso in clause (viii) of subsection (a) of this Section 6.01.
B.   SECTION   Limitation on Debt of Restricted Subsidiaries.
     1.   Debt Limits. The Borrower will not permit any
     Restricted Subsidiary to create, assume, incur or otherwise become liable with respect to (collectively, "incur") any
     Debt, other than:
          a)   Debt secured by a mortgage, pledge or lien which is
          permitted to such Restricted Subsidiary under the provisions of Section 6.01,
b)   Debt owed to the Borrower or any other Restricted Subsidiary,
c)   Debt of a Person existing at the time it becomes a
Restricted Subsidiary (unless such Person becomes a
Restricted Subsidiary by virtue of (A) the classification or successive classification of such Person as a Restricted
Subsidiary by the Board of Directors of Borrower or (B) the
transfer of a Principal Plant to such Person by the Borrower or a Restricted Subsidiary), which Debt was not incurred in
connection with or contemplation of becoming a Restricted Subsidiary,
d)   Debt created in connection with, or with a view to,
compliance by such Restricted Subsidiary with the
requirements of any program, law, statute or regulation of
any federal, state or local governmental authority, which is applicable to such Restricted Subsidiary and which provides
material financial or tax benefits to such Restricted
Subsidiary which are not available to the Borrower or are
available to the Borrower only on terms which the Borrower's
Board of Directors determines are not as favorable as those
available to the Restricted Subsidiary,
e)   guarantees existing at the Effective Date of this Agreement,
f)   guarantees and co-obligations of Debt with respect to
which the Borrower is directly liable, and
g)   extensions, renewals or replacements of any Debt
referred to in clauses (i) to (vi), inclusive, above, and
any subsequent refinancings of such Debt, provided that the
amount of Debt secured by such extension, renewal,
replacement or subsequent refinancing shall not exceed the
principal amount of Debt being extended, renewed, replaced
or subsequently refinanced.
     2.   Permitted Debt. Notwithstanding the provisions of
     subsection (a) of this Section 6.02, the Borrower may permit any Restricted Subsidiary to incur Debt which would
     otherwise be prohibited by such provisions, if, at the time of such incurrence and after giving effect thereto, the
     aggregate amount of such Debt incurred pursuant to this
     subsection (b) which shall be outstanding at the time, when added to the aggregate amount of Debt incurred as permitted by Section 6.01(c) which shall be outstanding at the time
     and the aggregate amount of Debt incurred as permitted by
     Section 6.04 which shall be outstanding at the time
     (computed without duplication of amounts), does not exceed
     15 percent of Net Tangible Assets and may permit such
     Restricted Subsidiary to renew, extend or replace any such
     Debt subject to the proviso in clause (vii) of subsection
     (a) of this Section 6.02.
C.   SECTION   Consolidations, Mergers and Sales of Assets.
Borrower will not merge or consolidate with or into, or
convey, transfer, lease or otherwise dispose of (whether in
one transaction or a series of related transactions) all or
substantially all of its assets to, any Person, or permit
any of its Restricted Subsidiaries to do so, except that
(x) if no Default or Event of Default shall occur and be
continuing immediately after giving effect to such
transaction and (y) Borrower has delivered to the Banks a
certificate of an Authorized Officer and an opinion of
counsel to Borrower (which counsel may be an employee of the
Borrower) reasonably satisfactory to the Majority Banks,
each stating that such transaction complies with this
Section 6.03 and that all conditions precedent to such
transaction have been complied with:
          a)   any Restricted Subsidiary of Borrower may merge or
          consolidate with or into, or dispose of assets as described above to, Borrower or any other Restricted Subsidiary,
b)   Borrower may merge or consolidate with or into any
Person, including a Subsidiary, provided that Borrower is
the survivor, if  immediately after giving effect to such
transaction, no Default or Event of Default shall occur and
be continuing,  and
c)   any Restricted Subsidiary may merge or consolidate with
any Person (other than the Borrower or any other Restricted
Subsidiary), provided that the Restricted Subsidiary is the
survivor, if  immediately after giving effect to such
transaction, no Default or Event of Default shall occur and be continuing.
D.   SECTION   Other Loan Agreements. So long as any Bank
has any Commitment hereunder, except in connection with the
contemporaneous refinancing of all outstanding Loans
hereunder and the termination of all Commitments hereunder,
Borrower will not enter into any other credit agreement
containing terms covered by Articles V, VI, VII and VIII of
this Agreement more restrictive on Borrower in any material
respect under such credit agreement than the terms of such
Articles under this Agreement are on the Borrower; provided
that, the restriction contained in this Section 6.04 shall
not apply (a) to restrict the incurrence of Debt by the
Borrower under existing uncommitted lines of credit between
Borrower and any of the Banks (and any continuations
thereof) in accordance with their terms or under like credit arrangements with the Banks or other financial institutions
or (b) to restrict the Borrower from entering into other
credit agreements (or incurring Debt thereunder) otherwise
subject to the foregoing restriction contained in this
Section 6.04 under which the aggregate outstanding principal amount of Debt incurred under such agreements, at the time
of such incurrence and after giving effect thereto, when
added to the aggregate amounts of Debt permitted to be
outstanding under Section 6.01(c) and 6.02(b), does not
exceed 15 percent of Net Tangible Assets, and Borrower may
renew, extend or replace any such Debt under such other
credit agreements and subsequently refinance the same,
provided that the amount of Debt so renewed, extended or
replaced or subsequently refinanced thereof shall not exceed the principal amount of Debt being renewed, extended,
replaced or subsequently refinanced.
                        VII.  ARTICLE
                     FINANCIAL COVENANTS
The Borrower agrees that, so long as any Bank has any
Commitment hereunder or any amount payable under this
Agreement remains unpaid, unless and to the extent the
Majority Banks waive compliance in writing:
A.   SECTION  Debt to Capitalization.  Borrower will have
Total Debt equal to or less than 50 percent of
Capitalization, measured at the end of each fiscal quarter
of Borrower (including the fourth quarter), as reported on
Borrower's consolidated financial statements for such quarter.
                        VIII.  ARTICLE
             DEFAULTS AND EVENTS OF TERMINATION
A.   SECTION   Events of Default. An "Event of Default"
shall mean the occurrence of one or more of the following
events or conditions (whatever the reason and whether
voluntary, involuntary or by operation of law) and
continuance thereof at a time when any Bank has any
Commitment hereunder or any amount payable under this
Agreement remains unpaid, unless and to the extent, subject
to Section 11.06, the Majority Banks waive the same in writing:
     1.   Principal.  Borrower shall fail to pay when due any
     principal of any Loan under this Agreement.
2.   Interest.  Borrower shall fail to pay when due any
interest on any Loan, any fee or any other amount (other
than principal) payable hereunder and such failure shall
have continued for five Business Days.
3.   Covenant Default.  Borrower shall fail to observe or
perform (i) any financial covenant contained in Article VII
of this Agreement as of the applicable dates of
determination of such covenants, or (ii) any other covenant
or agreement contained in this Agreement and such failure
shall have continued for 30 days after the earlier of (A)
written notice thereof has been given to the Borrower by any
Bank, or (B) any Authorized Officer of the Borrower shall
have actual knowledge of the Borrower's failure to observe
or perform any such other covenant or agreement contained in this Agreement.
4.   Representations and Warranties.  Any representation or
warranty made by the Borrower in this Agreement or in any
certificate, financial statement or other document delivered as required by this Agreement shall prove to have been
incorrect in any material respect when made (or deemed made).
5.   Monetary Default.  Borrower or any Restricted
Subsidiary shall fail to make any payment in respect to any
Debt (other than (i) Debt the aggregate principal amount of
which does not exceed $20,000,000 and (ii) the Loans) when
due (including any applicable grace period).
6.   ERISA Default.  Borrower or any ERISA Affiliate shall
have committed a failure described in Section 302(f)(1) of
ERISA or Section 412(n)(1) of the Code and shall have failed to obtain a waiver pursuant to Section 303 of ERISA and
Section 412(d) of the Code with respect to such failure.
7.   Change in Control.  A Change in Control shall occur
with respect to the Borrower.
8.   Judgments.  One or more judgments or orders for the
payment of money in excess of $20,000,000 on a claim or
claims not covered by insurance shall be rendered against
the Borrower or any Restricted Subsidiary, and such
judgments or orders shall have continued unsatisfied and in
effect without being vacated, discharged, dismissed or
stayed for 45 consecutive days after such judgments or
orders shall have become final and nonappealable.
9.   Voluntary Bankruptcy.  Borrower or any Restricted
Subsidiary shall commence a voluntary case or other
proceeding seeking liquidation, reorganization or other
relief with respect to itself or its debts under any
bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any
such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.
10.  Involuntary Bankruptcy.  An involuntary case or other
proceeding shall be commenced against the Borrower or any
Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any
bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case
or other proceeding shall remain undismissed and unstayed
for a period of 60 consecutive days; or an order granting
any such relief or making any such appointment shall be
entered against the Borrower or any Subsidiary under the
federal bankruptcy laws as now or hereafter in effect and
the continuance of such order unstayed and in effect for a
period of 30 consecutive days.
11.  Guarantor Default.  Any Guarantor shall default in its
obligations under its guaranty agreement delivered pursuant
to this Agreement.
B.   SECTION   Consequence of Event of Default. If there
exists any Event of Default specified in subsections (a)
through (h) of Section 8.01, then the Majority Banks may, by notice to the Borrower, (i) terminate the Commitments and
they shall thereupon terminate, and (ii) declare the
principal amount outstanding under all Loans (together with
accrued interest thereon) to be, and the Loans shall
thereupon become, immediately due and payable without
presentment, demand, protest or other notice of any kind,
all of which are hereby waived by the Borrower; provided
that, if there exists any Event of Default specified in
clause (i) or (j) of Section 8.01, then without any notice
to the Borrower or any other act by the Banks, the
Commitments shall thereupon terminate and the Loans
(together with accrued interest thereon) shall become
immediately due and payable without presentment, demand,
protest or other notice of any kind, all of which are hereby waived by the Borrower.
C.   SECTION   Notice of Default. Each Bank shall give
notice to the other Banks promptly upon giving notice to
Borrower under Section 8.01(c)(ii).
                        IX.  ARTICLE
                   CHANGE IN CIRCUMSTANCES
A.   SECTION   [This section 9.01 is reserved].
B.   SECTION   Illegality. If, after the Effective Date, the
adoption of any applicable law, rule or regulation, or any
change therein, or any change in the interpretation or
administration thereof by any governmental authority,
central bank or comparable agency charged with the
interpretation or administration thereof, or compliance by
any Bank (or its Lending Office) with any request or
directive (whether or not having the force of law) of any
such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Lending
Office) to make, maintain or fund one or more of its non-
Base Rate Loans and such Bank shall so notify the other
Banks and the Borrower, whereupon until such Bank notifies
the Borrower and the other Banks that the circumstances
giving rise to such suspension no longer exist, the
obligation of such Bank (but no other Bank) to make such
Loans shall be suspended. Before giving any notice pursuant
to this Section, such Bank shall designate a different
Lending Office or take other action if such designation or
action will avoid the need for giving such notice and will
not, in the judgment of such Bank, be otherwise
disadvantageous to such Bank. If such Bank shall determine
pursuant to this Section 9.02 that it may not lawfully
continue to maintain and fund any of its outstanding non-
Base Rate Loans to maturity and shall so specify in such
notice, the Borrower shall immediately prepay in full the
then outstanding principal amount of each such Loan,
together with accrued interest thereon and the Borrower
shall pay in full any amounts required pursuant to Section
2.13 hereof. Concurrently with prepaying each such Loan, the
Borrower at its option shall borrow a Loan of any Type not
affected by the suspension in an equal principal amount from such Bank (on which interest and principal shall be payable
contemporaneously with the related Loans constituting the
applicable Borrowing of the other Banks), and such Bank
shall make such Loan. As of the Effective Date each Bank
confirms that it has no knowledge of any event that would
cause this Section to apply. After the Effective Date, each
Bank will promptly notify the Borrower of any event of which it has knowledge that would cause this Section to apply.
After a Bank gives notice as provided herein to suspend such
Bank's obligations to make the affected Loans, until
contrary notice is given by such Bank as provided herein,
all Loans that would otherwise be made by such Bank but for
the suspension shall be made at the Borrower's option as
Loans of any Type not affected by the suspension (on which
principal and interest shall be payable contemporaneously
with the related Loans constituting the applicable Borrowing of the other Banks).
C.   SECTION   Increased Cost.
     1.   Change in Law. If, after the Effective Date, the
     adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or
     administration thereof by any governmental authority,
     central bank or comparable agency of the United States (or political subdivision thereof) charged with the
     interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or
     directive (whether or not having the force of law)
     reflecting any of the foregoing of any such authority,
     central bank or comparable agency:
          a)   shall subject any Bank (or its Lending Office) to any
          tax, duty or other charge with respect to the Bank's
          participation in this Agreement or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other
          amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending
          Office is located),
b)   shall impose, modify or deem applicable any reserve,
special deposit or similar requirement (including, without
limitation, any such requirement imposed by the Board of
Governors of the Federal Reserve System, but excluding
(A) any requirement described in Section 9.04, and (B) any
requirement included in any applicable Euro-Dollar Reserve
Percentage) against assets of, deposits with or for the
account of, or credit extended by, any Bank (or its Lending Office), or
c)   shall impose on any Bank (or its Lending Office) or on
the relevant market for such Bank's Loans, any    other
condition directly affecting such Loans or its obligation to make such Loans, and the result of any of the foregoing is to increase
     the cost to such Bank (or its Lending Office) of making
     or maintaining any Loan, or to reduce the amount of any
     sum received, receivable, or retained by such Bank (or
     its Lending Office) under this Agreement by an amount
     deemed by such Bank to be material, then within 15 days
     after demand by such Bank accompanied by the
     certificate referred to in subsection (b) of this
     Section, the Borrower shall pay to such Bank such
     additional amount or amounts as will compensate such
     Bank for such increased cost or reduction, provided
     such compensatory amounts relate to such increased
     costs or such reductions incurred by the Bank no more
     than 90 days prior to such demand or relate to a
     retroactive increased cost or reduction imposed on the
     Bank no more than 90 days prior to such demand.
     1.   Certificate. As of the Effective Date, each Bank
     confirms that it has no knowledge of any event that would
     entitle such Bank to compensation pursuant to this Section.
     After the Effective Date, each Bank will promptly notify the
     Borrower and Agent of any event of which it has knowledge
     which would entitle such Bank to compensation pursuant to
     this Section and will designate a different Lending Office or take other action if such designation or action would
     avoid the need for, or reduce the amount of, such
     compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any
     Bank claiming compensation under this Section setting forth the additional amount or amounts to be paid to it hereunder and the method of calculation in reasonable detail shall be conclusive in the absence of demonstrable error. In
     determining such amount, such Bank may use any reasonable
     averaging and attribution methods.
2.   Substitute Loans. If any Bank has demanded compensation
under this Section 9.03, at the option of the Borrower and
upon five Business Days notice to Agent and such Bank,
unless and until such Bank has notified Borrower and Agent
that the circumstances giving rise to such demand no longer
exist, (i) all Loans that would otherwise be made by such
Bank of the Type for which the Bank has demanded
compensation shall be made at the Borrower's option as any
Type of Loan not affected by such demand (on which interest
and principal shall be payable contemporaneously with the
related Loans constituting the applicable Borrowing of the
other Banks), and/or (ii) any outstanding Loans of such Bank of the Type affected by the demand shall be immediately
prepaid in full with accrued interest thereon and the
Borrower shall pay in full any  amounts required pursuant to
Section 2.13 hereof. Concurrently with prepaying each such
Loan, the Borrower shall borrow at its option a Loan of any
Type not affected by the demand in an equal principal amount from such Bank (on which interest and principal shall be
payable contemporaneously with the related Loans
constituting the applicable Borrowing of the other Banks),
and such Bank shall make such Loan.
D.  SECTION   Capital Adequacy.
     1.   Additional Compensation. If any Bank reasonably
     determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change
     therein, or any change in the interpretation or
     administration thereof by any governmental authority,
     central bank or comparable agency of the United States (or any political subdivision thereof) or the Bank for
     International Settlements ("BIS") charged with the
     interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or
     directive regarding capital adequacy (whether or not having the force of law) reflecting any of the foregoing of any
     such authority, central bank or comparable agency or the
     BIS, has or would have the effect of reducing the rate of
     return on the capital of such Bank or its "bank holding
     company," as defined in Section 1841(a) of the Bank Holding
     Company Act, as amended (herein "BHC"), as a direct
     consequence and cause of such Bank's obligations under this
     Agreement (taking into consideration such Bank's policies
     with respect to capital adequacy) by an amount deemed by
     such Bank to be material, then within 15 days after demand by such Bank accompanied by the certificate referred to in subsection (b) of this Section, the Borrower shall pay to
     such Bank (for the account of the BHC, as applicable) such additional amount or amounts as will compensate such Bank or
     BHC for such reduction to the extent the same is allocable to the Bank's obligations under this Agreement, provided
     such compensatory amounts relate to actual reductions
     incurred by the Bank or BHC no more than 90 days prior to
     such demand or relate to a retroactive reduction imposed on the Bank or BHC no more than 90 days prior to such demand.
Certificate. As of the Effective Date, each Bank confirms
that it has no knowledge of an event which would entitle
such Bank or BHC to compensation pursuant to this Section.
After the Effective Date, each Bank will promptly notify the
Borrower of any event of which it has knowledge which would
entitle such Bank or BHC to compensation pursuant to this
Section and will designate a different Lending Office or
take other action if such designation or action will avoid
the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise
disadvantageous to such Bank. A certificate of any Bank
claiming compensation under this Section setting forth the
additional amount or amounts to be paid to it hereunder and
the method of calculation in reasonable detail (which shall
indicate whether any demand relates to compensation of a
BHC) shall be conclusive in the absence of demonstrable
error. In determining such amount, such Bank may use any
reasonable averaging and attribution methods.
                        X.   ARTICLE
                            AGENT
A.   SECTION   Appointment, Powers and Immunities. Each Bank
hereby irrevocably appoints and authorizes Agent to act as
its agent hereunder and under the other Loan Documents with
such powers as are specifically delegated to Agent by the
terms of this Agreement and the other Loan Documents,
together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers,
directors, employees, attorneys or agents shall be liable
for any action taken or omitted to be taken by any of them
hereunder or otherwise in connection with this Agreement or
any of the other Loan Documents except for its or their own
gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent (a) may treat
the payee of any Revolving Note as the holder thereof until
Agent receives written notice of the assignment or transfer
thereof signed by such payee and in form satisfactory to
Agent, (b) shall have no duties or responsibilities except
those expressly set forth in this Agreement and the other
Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any
Bank, (c) shall not be required to initiate any litigation
or collection proceedings hereunder or under any other Loan
Document except to the extent requested by the Majority
Banks, (d) shall not be responsible to the Banks for any
recitals, statements, representations or warranties
contained in this Agreement or any other Loan Document, or
any certificate or other document referred to or provided
for in, or received by any of them under, this Agreement or
any other Loan Document, or for the value, validity,
effectiveness, enforceability or sufficiency of this
Agreement or any other Loan Document or any other document
referred to or provided for herein or therein or for any
failure by any Person to perform any of its obligations
hereunder or thereunder, (e) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted
to be taken in good faith by it in accordance with the
advice of such counsel, accountants or experts, and
(f) shall incur no liability under or in respect of any Loan
Document by acting upon any notice, consent, certificate or
other instrument or writing reasonably believed by it to be
genuine and signed or sent by the proper party or parties.
As to any matters not expressly provided for by this
Agreement, Agent shall in all cases be fully protected in
acting, or in refraining from acting, hereunder in
accordance with instructions signed by the Majority Banks,
and such instructions of the Majority Banks, and any action
taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or any other Loan
Document or applicable law.
B.   SECTION   Rights of Agent as a Bank. With respect to
its Commitment, the Loans made by it and the Revolving Note
issued to it, NationsBank (and any successor acting as
Agent) in its capacity as a Bank hereunder shall have the
same rights and powers hereunder as any other Bank and may
exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context
otherwise indicates, include Agent in its individual
capacity. Agent and its Affiliates may (without having to
account therefor to any Bank) accept deposits from, lend
money to, act as trustee under indentures of, provide
merchant banking services to, own securities of, and
generally engage in any kind of banking, trust or other
business with, the Loan Parties or any of their Affiliates
and any other Person who may do business with or own
securities of the Loan Parties or any of their Affiliates,
all as if it were not acting as Agent and without any duty
to account therefor to the Banks.
C.   SECTION   Defaults. Agent shall not be deemed to have
knowledge or notice of the occurrence of a Default (other
than the non-payment of principal of or interest on the
Loans or of commitment fees) unless Agent has received
notice from a Bank or Borrower specifying such Default and
stating that such notice is a "notice of default". In the
event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the
Banks (and shall give each Bank prompt notice of each such
non-payment). Agent shall (subject to Section 10.1) take
such action with respect to such Default as shall be
directed by the Majority Banks, provided that unless and
until Agent shall have received such directions, Agent may
(but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it
shall seem advisable and in the best interest of the Banks.
D.   SECTION   INDEMNIFICATION. EACH BANK HEREBY AGREES TO
INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE
EXTENT NOT REIMBURSED UNDER SECTION 11.03, BUT WITHOUT
LIMITING THE OBLIGATIONS OF THE LOAN PARTIES UNDER SECTION
11.03), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE, ANY
AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION,
ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES,
PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS,
EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF
ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON,
INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO
OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION
TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF
ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK
SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE
EXTENT CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE
EXPRESS INTENTION OF THE BANKS THAT AGENT SHALL BE
INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF
SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION,
ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES,
PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS,
EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF
ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH
PARTY (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY SUCH
PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT
LIMITING ANY OTHER PROVISION OF THIS SECTION 10.04, EACH
BANK AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS
PRO RATA SHARE OF ANY AND ALL OUT-OF-POCKET EXPENSES
(INCLUDING ATTORNEYS' FEES) INCURRED BY AGENT IN CONNECTION
WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION,
MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH
NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL
ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE
LOAN DOCUMENTS, TO THE EXTENT THAT AGENT OR ANY BANK IS NOT
PROMPTLY REIMBURSED FOR SUCH EXPENSES BY BORROWER.
E.   SECTION   Independent Credit Decisions. Each Bank
agrees that it has independently and without reliance on
Agent, Co-Agent, Managing Agent or any other Bank, and based on such documents and information as it has deemed
appropriate, made its own credit analysis of Borrower and
its Subsidiaries and the other Loan Parties and its own
decision to enter into this Agreement and that it will,
independently and without reliance upon Agent, Co-Agent,
Managing Agent or any other Bank, and based upon such
documents and information as it shall deem appropriate at
the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of
the other Loan Documents. None of Agent, Co-Agent or
Managing Agent shall be required to keep itself informed as
to the performance or observance by any Loan Party of this
Agreement or any other Loan Document or to inspect the
properties or books of any Loan Party. Except for notices,
reports and other documents and information expressly
required to be furnished to the Banks by Agent, Co-Agent or
Managing Agent hereunder or under the other Loan Documents,
none of Agent, Co-Agent or Managing Agent shall have any
duty or responsibility to provide any Bank with any credit
or other financial information concerning the affairs,
financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of
Agent, Co-Agent or Managing Agent or any of its Affiliates.
F.   SECTION   Several Commitments. The Commitments and
other obligations of the Banks under this Agreement are
several. The default by any Bank in making a Loan in
accordance with its Commitment shall not relieve the other
Banks of their obligations under this Agreement. In the
event of any default by any Bank in making any Loan, each
nondefaulting Bank shall be obligated to make its Loan but
shall not be obligated to advance the amount which the
defaulting Bank was required to advance hereunder. In no
event shall any Bank be required to advance an amount or
amounts with respect to any of the Loans which would in the
aggregate exceed such Bank's Commitment with respect to such
Loans. No Bank shall be responsible for any act or omission
of any other Bank.
G.   SECTION   Successor Agent. Subject to the appointment
and acceptance of a successor Agent as provided below, (i)
Agent may resign at any time by giving notice thereof to the
Banks and Borrower, or (ii) Agent may be removed upon the
written direction of the Borrower and the Majority Banks.
Upon any such resignation or removal, the Majority Banks
will have the right to appoint another Bank as a successor
Agent; provided however, so long as no Default exists, any
such successor Agent must also be approved by Borrower,
which approval may not be unreasonably withheld. If no
successor Agent shall have been so appointed by the Majority
Banks and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of
resignation or its receipt of a written direction of its
removal, then the Managing Agent shall succeed to the
position of successor Agent hereunder. Upon the acceptance
of its appointment as successor Agent, such successor Agent
shall thereupon succeed to and become vested with all
rights, powers, privileges, immunities and duties of the
resigning or removed Agent, and the resigning or removed
Agent shall be discharged from its duties and obligations
under this Agreement and the other Loan Documents. After any
Agent's resignation as Agent, the provisions of this
Article X shall continue in effect for its benefit in
respect of any actions taken or omitted to be taken by it
while it was Agent. Each Agent (including each successor
Agent) agrees that, so long as it is acting as Agent under
this Agreement, it shall be a Bank under this Agreement.
                        XI.  ARTICLE
                        MISCELLANEOUS
A.   SECTION   Notices. Except where telephonic instructions
or notices are authorized, all notices and other
communications provided for hereunder shall be in writing.
Telephonic notice, which shall be effective when telephoned, shall be promptly confirmed in writing. Any notices and
other communications between the parties hereto to be given
in writing shall be given by mailing the same, postage
prepaid, or by telex, cable, facsimile or personal delivery
to each party at its address set forth on the signature
pages hereto or Schedule 1 or to such other addresses as any such party may in writing hereafter indicate. All such
notices and communications shall be effective (a) when
received if mailed by first-class U.S. mails or sent by
overnight courier, (b) when delivered to the telegraph
company if telegraphed, (c) when confirmed by telex answer
back if telexed, (d) when confirmed by the transmitting
party as being received if sent by facsimile machine and
(e) in all other cases, when delivered or received. Any
communications between the parties hereto authorized to be
given by telephone (which shall be effective when
telephoned) shall be confirmed in writing by the party
initiating the communication as provided in the Agreement.
B.   SECTION   No Waivers. No failure or delay by Agent, Co-
Agent, Managing Agent or any Bank in exercising any right,
power or privilege hereunder shall operate as a waiver
thereof, except as and to the extent of an express time
limit contained in this Agreement or as may be barred by the applicable statute of limitations, nor shall any single or
partial exercise thereof preclude any other or further
exercise thereof or the exercise of any other right, power
or privilege. The rights and remedies herein provided shall
be cumulative and not exclusive of any rights or remedies provided by law.
C.   SECTION   Expenses, etc.  Borrower agrees to pay, and
agrees to save Agent, Co-Agent, Managing Agent and each Bank harmless against any loss, liability, claim, damage or
expenses incurred by Agent, Co-Agent, Managing Agent or any
Bank related to, (i) all reasonable out-of-pocket expenses
and attorneys fees of such parties in connection with the
review and negotiation (whether or not closed), execution
and delivery of this Agreement or with any other document
entered into in connection herewith, (ii) all reasonable out-
of-pocket expenses and attorneys fees of such parties in
connection with any waiver, consent or amendment to this
Agreement or any waiver, consent or amendment to any other
document entered into in connection herewith, (iii) if an
Event of Default occurs, all reasonable out-of-pocket
expenses and attorneys fees of such parties in connection
with such Event of Default and the investigation, collection and other enforcement proceedings resulting therefrom,
(iv) all stamp, documentary, transfer, recording or filing
taxes and fees or like impositions and charges determined by such parties to be payable in connection with the execution
and delivery (but not the ongoing performance of) this
Agreement, and related to or arising out of any delay or
omission by Borrower to pay the same, and (v) any
investigative, administrative or judicial proceeding
relating to or arising out of any actual or proposed use of
proceeds of Loans under this Agreement; provided that no
such party shall have the right to be indemnified hereunder
for its own gross negligence or willful misconduct as
determined by a court of competent jurisdiction.
D.   SECTION   Set-Offs.
     1.   Set-Offs. Upon the occurrence of an Event of Default
     and so long as such Event of Default is continuing, Agent,
     Co-Agent, Managing Agent and each Bank shall have the right, in addition to all other rights and remedies available to
     it, without notice to the Borrower, to set-off against and to appropriate and apply to the Obligations owed to such
     party that shall have become due and payable (by
     acceleration or otherwise), any debt owing to, and any other funds held in any manner for the account of, the Borrower by such party including, without limitation, all funds in all deposit accounts (whether time or demand, general or
     special, provisionally credited or finally credited, or
     otherwise) now or hereafter maintained by the Borrower with any such party. Such right shall exist whether or not the
     party exercising such right of set-off shall have made any demand hereunder, whether such debt owing to or funds held for the account of the Borrower is or are matured or
     unmatured, and regardless of the existence or adequacy of
     any collateral, guaranty or any other security, right or
     remedy available to such party. Each party exercising such right of set-off shall promptly notify Borrower of any set-
     off hereunder, but the failure to give notice shall not
     affect the validity of such set-off.
2.   Sharing of Recoveries. Each Bank agrees that if it
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate
amount of principal and interest due with respect to Loans
owed to it which is greater than the proportion received by
any other Bank in respect of the aggregate amount of
principal and interest due with respect to Loans owed to
such other Bank, the Bank receiving such proportionately
greater payment shall purchase such participations in the
Loans owed to the other Banks, and such other adjustments
shall be made, as may be required so that all such payments
of principal and interest with respect to the Loans shall be shared by the Banks on a Pro Rata Share basis; provided that if all or any portion of such excess amount is thereafter
recovered from such Bank, such purchase shall be rescinded
and the purchase price restored to the extent of such
recovery, without interest.
E.   SECTION   Taxes.
     1.   Bank Income Tax. Notwithstanding any other provision of
     this Agreement, Borrower shall not be obligated to pay,
     directly or indirectly, any franchise tax imposed on, or any tax on or measured by the overall net income or gross income of, any Bank (or Lending Office) by any jurisdiction or
     taxing authority, or any withholding tax required to be
     withheld by Borrower thereon by any jurisdiction or taxing authority.
2.   Withholding Tax. If any Bank is a "foreign corporation"
within the meaning of the Code, such Bank shall deliver to the Borrower:
          a)   if such Bank claims an exemption from, or a reduction
          of, United States withholding tax under a tax treaty, a
          properly completed Internal Revenue Service ("IRS") form
          1001 on or before the Effective Date, or if the Borrower
          consents in writing, before the payment of any interest in the first calendar year and in each third succeeding
          calendar year during which interest may be paid under this Agreement,
b)   if such Bank claims that interest paid under this
Agreement is exempt from United States withholding tax
because it is effectively connected with a United States
trade or business of such Bank, two properly completed and
executed copies of IRS form 4224 on or before the Effective
Date, or if the Borrower consents in writing, before the
payment of any interest is due in the first taxable year of
such Bank and in each succeeding taxable year of such Bank
during which interest may be paid under this Agreement, or
c)   such other form or forms on or before such other time
or times as may be required under the Code or other laws of
the United States as a condition to exemption from, or
reduction of, United States withholding tax because of the
basis on which such exemption or reduction is claimed by such Bank.
Such Bank agrees to notify the Borrower of any change in
circumstances which would modify or render invalid any
claimed exemption or reduction.
     Where any Bank is entitled to a reduction in the
applicable withholding tax, the Borrower may withhold from
any interest payment to such Bank an amount equivalent to
the applicable withholding tax after taking into account
such reduction. If the forms or other documentation required by this Section 11.05 hereof are not delivered to the
Borrower, then the Borrower may withhold from any interest
payment to the Bank not providing such forms or other
documentation, an amount equivalent to the applicable withholding tax.
     If the IRS or any authority of the United States or
other jurisdiction asserts a claim that the Borrower did not properly withhold tax from amounts paid to or for the
account of any Bank (because the appropriate form was not
delivered, was not properly executed, or because such Bank
failed to notify the Borrower of a change in circumstances
which rendered the exemption from, or reduction of,
withholding tax ineffective, or for any other reason) such
Bank shall indemnify the Borrower fully for all amounts
paid, directly or indirectly, by the Borrower as tax or
otherwise, including penalties and interest, together with
all expenses incurred, including legal expenses, allocated
staff costs, and any out-of-pocket expenses.
     In the event that any Bank assigns any of its rights
hereunder pursuant to Section 11.08 hereof, the assignee
shall comply and be bound by the terms of this Section 11.05 as though it were the assignor Bank.
F.   SECTION   Amendments and Waivers. This Agreement and
any provision of this Agreement may be amended,
supplemented, modified or waived if and only if such
amendment, supplement, modification or waiver is in writing
and is signed by the Borrower, Agent  and the Majority
Banks; provided that no such amendment, supplement, waiver
or modification shall, unless signed by Agent and all the
Banks, (i) increase or decrease the Commitment of any Bank
or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees
hereunder, (iv) change the amount of the Commitments or the
aggregate unpaid principal amount of the Loans or the number of Banks that shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) extend the Termination Date except as provided in Section 2.18, or (vi) terminate or release any
guaranty signed by any Guarantor or modify or amend any such guaranty in a manner that would have the effect of modifying any provisions of such guaranty with respect to matters
described in items (i) through (v) of this Section 11.06.
Notwithstanding the foregoing, any amendment, supplement,
modification or waiver to the provisions of this Agreement
relating to any outstanding Bid Loan under a Bid Borrowing
may be made if the same is in writing and signed by the
Borrower and all Bid Banks that are participants in such Bid Borrowing.
G.   SECTION   Replacement of Banks. If any Bank (a "Notice
Bank") makes demand for amounts owed under Section 9.03 or
Section 9.04 or 11.03(iv) or gives notice under Section 9.02 that it can no longer participate in Loans or if the
Borrower elects to replace a Non-Consenting Bank pursuant to
Section 2.18, then in each case Borrower shall have the
right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 11.08, to
designate an Eligible Assignee (a "Replacement Bank") to
purchase the Notice Bank's share of outstanding Loans and to assume the Notice Bank's obligations to Borrower under this
Agreement. Subject to the foregoing, the Notice Bank or Non-
Consenting Bank agrees to assign to the Replacement Bank its share of outstanding Loans and its Commitment and to
delegate to the Replacement Bank its obligations to Borrower under this Agreement pursuant to an Assignment and
Acceptance in substantially the form attached hereto as
Exhibit I, and the Replacement Bank shall pay to the Notice
Bank all amounts then outstanding hereunder and payable to
the Notice Bank (whether or not such amounts are then
otherwise due). Without in any way prejudicing the rights of the Banks to make demand and receive compensation or
reimbursement pursuant to the Sections named above, nothing
in those Sections shall give any Bank the right to receive
the same amount more than once and each Bank shall promptly
pay after discovery thereof any such excess amount so
received to the Borrower. Borrower shall pay or reimburse
such Notice Bank for its reasonable expenses, if any,
incurred in connection with such assignment.
H.   SECTION   Assignments and Participations.
     1.   Successors and Assigns. The provisions of this
     Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and
     permissible assigns; provided that except as provided in
     Section 6.03, the Borrower may not assign or otherwise
     transfer any of its rights under this Agreement without the prior written consent of Agent and all the Banks.
2.   Assignments. Each Bank may (and if requested by
Borrower pursuant to Section 11.07 upon at least 20 Business
Days' notice to such Bank will) assign to one or more Banks
or other entities all or a portion of its rights and
obligations under this Agreement (including, without
limitation, all or a portion of its Commitment and the
Syndicated Loans owing to it); provided, however, that
          a)   each such assignment shall be of a constant, and not a
          varying, percentage of all rights and obligations under this Agreement (other than any Bid Loans)
b)   the amount of the Commitment of the assigning Bank
being assigned pursuant to each such assignment (determined
as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than 50% of
all such rights and obligations of the Assignor or less than
$10,000,000 (in aggregate outstandings and unused
Commitment) and shall be an integral multiple of $1,000,000
in excess thereof; provided however, a Bank which cannot
satisfy  the above-described requirements may assign all of its Commitment,
c)   each such assignment shall be to an Eligible Assignee
and shall require the prior consent of Borrower (not
unreasonably withheld); provided, that, only prior notice to the Borrower need be given if such assignment is made to an
Affiliate of the assignor or to another Bank hereunder,
d)   each such assignment made as a result of a demand by
Borrower pursuant to Section 11.07 shall be arranged by
Borrower at its expense, and shall be either an assignment
of all of the rights and obligations of the assigning Bank
under this Agreement or an assignment of a portion of such
rights and obligations made concurrently with one or more
other such assignments which together cover all of the
rights and obligations of the assigning Bank under this Agreement,
e)   no Bank shall be obligated to make any such assignment
as a result of a demand by the Borrower pursuant to Section
11.07 unless and until such Bank shall have received one or
more payments from either Borrower or one or more Eligible
Assignees in an aggregate amount at least equal to the
aggregate outstanding principal amount of the Loans then
owing to such Bank, together with accrued interest thereon
to the date of payment of such principal amount and all
other amounts then due and payable to such Bank under this Agreement, and
f)   the parties to each such assignment shall execute and
deliver to Agent for its acceptance and recording in the
Register (as defined in Section 2.10(b)) an Assignment and
Acceptance, together with the Revolving Note subject to such
Assignment and Acceptance, and a processing and recordation fee of $3,500.
Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an
Eligible Assignee, together with the Revolving Note subject
to such assignment, Agent shall, if such Assignment and
Acceptance has been completed and is in substantially the
form of Exhibit I hereto, (i) accept such Assignment and
Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof
to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its  expense, shall execute and deliver to the Agent in exchange for each surrendered
Revolving Note evidencing the Loans, a new Revolving Note
evidencing such Loans payable to the order of such Eligible
Assignee in an amount equal to such Loans assigned to it
and, if the Assigning Lender has retained any Loans, a new
Revolving Note evidencing each such Loans payable to the
order of the Assigning Lender in the amount of such Loans
retained by it (each such promissory note shall constitute a
"Revolving Note" for purposes of the Loan Documents). Such
new Revolving Notes shall be dated the effective date of
such Assignment and Acceptance and shall otherwise be in
substantially the form of Exhibit A hereto.
     Upon such execution, delivery, acceptance and
recording, from and after the effective date specified in
each Assignment and Acceptance, (x) the assignee thereunder
shall be a party hereto and, to the extent that rights and
obligations hereunder have been assigned to it pursuant to
such Assignment and Acceptance, have the rights and
obligations of a Bank hereunder and (y) the Bank assignor
thereunder shall, to the extent that rights and obligations
hereunder have been assigned by it pursuant to such
Assignment and Acceptance, relinquish its rights and be
released from its obligations under this Agreement (and, in
the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and
obligations under this Agreement, such Bank shall cease to be a party hereto).
     Notwithstanding any other provision to the contrary
contained in this Agreement, any Bank may, without the
consent of the Borrower, assign all or a portion of its
rights under this Agreement and any notes which may be
issued hereunder to a Federal Reserve Bank as collateral in
accordance with Regulation A of the Board of Governors of
the Federal Reserve System and the applicable operating
circular of such Federal Reserve Bank.
     1.   Bid Loans. Each Bank may assign to or participate with
     one or more banks or other entities any Bid Loans held by it without regard to the restrictions placed on assignments
     elsewhere in this Section 11.08; provided, that, any
     participation shall be made in accordance with subsection
     (d) hereof and provided, further, that any assignee of a Bid
     Loan that is not then a Bank hereunder shall not be entitled to demand any payments under Sections 9.03, 9.04 and 11.03 hereof and shall have no voting rights or other rights of a
     Bank hereunder other than the right to demand and receive
     interest and principal payments at the times when due with respect to the Bid Loans owned by it.
2.   Participations. Each Bank may sell participations to
one or more Persons in or to all or a portion of its rights
and obligations under this Agreement (including, without
limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that
          a)   such Bank's obligations under this Agreement (including
          without limitation, its Commitment to Borrower hereunder)
          shall remain unchanged,
b)   such Bank shall remain solely responsible to the other
parties hereto for the performance of such obligations,
c)   such Bank shall remain the owner of any Loan for all
purposes of this Agreement, and
d)   Borrower and the other Banks shall continue to deal
solely and directly with such Bank in connection with such
Bank's rights and obligations under this Agreement. Subject
to the foregoing the purchaser of such participation shall,
to the fullest extent permitted by law, have the same, but
no more, rights and benefits hereunder as it would have if
it were a Bank party to this Agreement to the extent the
selling Bank would have had such rights and benefits; and
provided, however, that each such participation shall be
granted pursuant to an agreement providing that the
purchaser thereof shall not have the right to vote on,
consent or object to any matters relating to the Agreement
other than through the selling Bank and then only with
respect to any action that would (1) reduce principal of or
interest on any Loan, or other amounts or fees in which such purchaser has an interest, (2) postpone any date fixed for
payment of principal of or interest on any such Loan, or
other amounts or such fees in which such purchaser has an
interest, and (3) extend the Termination Date.
     3.   Notice of Assignments and Participations. The Borrower
     may, for all purposes of this Agreement, treat any Bank as the owner of the Loans made by such Bank until written
     notice of assignment shall have been received by Borrower.
     Upon written request of Borrower to a Bank, such Bank shall inform the Borrower of the Dollar amount of any Full Term
     Participation (as hereinafter defined) that such Bank has
     entered into; provided, however, that no Bank shall be
     obligated to disclose such information if the disclosure
     thereof would constitute a violation of law or regulation or violate any confidentiality agreement to which such Bank is subject. For the purposes of this subsection, "Full Term
     Participation" means a participation by a Bank to another
     Person whereby such other Person has purchased (pursuant to a participation agreement) all or a portion of such Bank's
     Commitment from the effective date of such participation
     agreement to the Termination Date.
4.   Subsequent Participations and Assignments. Persons who
have become assignees or participants pursuant to this
Section 11.08 may grant such further assignments and
participations only by complying with the same procedures
that a Bank would be required to follow hereunder.
I.   SECTION   Collateral. Each of the Banks represents to
each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as
collateral in the extension or maintenance of the credit
provided for in this Agreement.
J.   SECTION   Confidentiality. Each of Agent, Co-Agent,
Managing Agent and each Bank (each a "Confidentiality
Party") agrees that all documentation and other information
made available by the Borrower to such parties under the
terms of this Agreement shall (except to the extent required by legal or governmental process or otherwise by law, or if
requested by any duly constituted state or federal bank
regulatory agency, or if such documentation and other
information is publicly available or hereafter becomes
publicly available other than by action of such
Confidentiality Party, or was theretofore known to such
party independent of any disclosure thereto by the Borrower)
be held in the strictest confidence by such Confidentiality
Party and used solely in connection with the administration
of Loans from time to time outstanding hereunder to the
Borrower; provided that (i) such Confidentiality Party may
disclose such documentation and other information to any
other bank to which such Confidentiality Party sells or
proposes to sell a participation in its Loans hereunder, if
such other bank, prior to such disclosure, agrees for the
benefit of the Borrower to comply with the provisions of
this Section; (ii) such Confidentiality Party may disclose
the provisions of this Agreement and the amounts, maturities and interest rates of its Loans to any purchaser or
potential purchaser of such party's interest in any Loan,
and (iii) such Confidentiality Party may disclose such
documentation and other information to any officer,
director, agent, employee, attorney or other advisor of such party, with a need to know such information for the purpose
of administering this agreement, so long as such individual
is obligated to comply with the provisions of this Section.
K.   SECTION   Alternative Liquidity. From time to time
after the Effective Date the Borrower may decide to issue
its commercial paper in the commercial paper markets and, in that regard, use the credit available under the Commitments
as a source of alternative liquidity for purposes of
obtaining or enhancing a rating on its commercial paper by
Standard & Poor's Corporation or Moody's Investors Service
or similar nationally recognized rating organizations.
L.   SECTION   Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
M.   SECTION   WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO
HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER
BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR
RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS
CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT, C0-AGENT,
MANAGING AGENT OR ANY BANK IN THE NEGOTIATION,
ADMINISTRATION OR ENFORCEMENT THEREOF.
N.   SECTION   Counterparts; Integration. This Agreement may
be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This
Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day first above written.

                              BORROWER:

Account to which Loans             ADOLPH COORS COMPANY
are to be advanced:
                              By:
[describe account]                 Name:
                              Title:

                              Address for Notices:
                              12th & Ford Streets
                              Mail Number BC560
                              Golden, Colorado 80401
                              Attention:     Michelle Woulfe
                              Telephone:     303-277-6778
                              Telecopy: 303-277-5636
                              AGENT:

                              NATIONSBANK OF TEXAS, N.A.

                              By:
                              Name:
                              Title:

                              Address for Notices:
                              901 Main Street, 67th Floor
                              Dallas, Texas 75202
                              Attention:     Natalie Hebert
                              Telephone:     214-508-9060
                              Telecopy: 214-508-0980
                              CO-AGENT:

                               THE  FIRST NATIONAL  BANK  OF
CHICAGO
                              By:
                              Name:
                              Title:

                              Address for Notices:
                              777 South Figueroa Street, 4th
Floor
                              Los Angeles, California 90017-
5800
                              Attention:     Anthony Mathews
                              Telephone:     213-683-1957
                              Telecopy: 213-683-4999
                              MANAGING AGENT:

                              WACHOVIA BANK, N.A.

                              By:
                              Name:
                              Title:

                              Address for Notices:
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Attention:     William Hamlet
                              Telephone:     404-332-5570
                              Telecopy: 404-332-6898
                              LENDERS:

Commitment:  $37,000,000             NATIONSBANK  OF  TEXAS,
N.A.
                              By:
                              Name:
                              Title:

                              Address for Notices:
                              901 Main Street, 67th Floor
                              Dallas, Texas 75202
                              Attention:     Natalie Hebert
                              Telephone:     214-508-9060
                                    Telecopy:       214-508-
0980Commitment:  $25,000,000              BANK  OF   AMERICA
NATIONAL    TRUST   AND                              SAVINGS
ASSOCIATION
                              By:
                              Name:
                              Title:

                              Address for Notices:
                               555  California Street,  41st
Floor
                                San   Francisco,  California
94104
                              Attention:     Kevin Leader
                              Telephone:     415-622-4585
                              Telecopy: 415-622-8168
Commitment:   $15,000,000             U.S.   BANK   NATIONAL
ASSOCIATION,
                                dba Colorado National Bank
                              By:
                              Name:
                              Title:

                              Address for Notices:
                               950 Seventeenth Street, Suite
300
                              Denver, Colorado 80202
                              Attention:     Andrea Koeneke
                              Telephone:     303-585-4234
                              Telecopy: 303-585-6273
Commitment:  $30,000,000            THE FIRST NATIONAL  BANK
OF CHICAGO
                              By:
                              Name:
                              Title:

                              Address for Notices:
                              777 South Figueroa Street, 4th
Floor
                              Los Angeles, California 90017-
5800
                              Attention:     Anthony Mathews
                              Telephone:     213-683-1957
                              Telecopy: 213-683-4999
Commitment:  $15,000,000            NORWEST  BANK  COLORADO,
N.A.
                              By:
                              Name:
                              Title:

                              Address for Notices:
                              1740 Broadway
                              Denver, Colorado 80274-8673
                              Attention:     Katy Jones
                              Telephone:     303-863-5070
                              Telecopy: 303-863-6670
Commitment: $15,000,000            SUMITOMO BANK, LIMITED
                              By:
                              Name:
                              Title:

                              Address for Notices:
                              777 South Figueroa, Suite 2600
                              Los Angeles, California 90017
                              Attention:     Michael Jackson
                              Telephone:     213-955-3933
                              Telecopy: 213-623-6832
Commitment:    $25,000,000               UNION    BANK    OF
SWITZERLAND,
                                New York Branch
                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:

                              Address for Notices:
                              200 Park Avenue
                              New York, New York 10171
                              Attention:     Paula Mueller
                              Telephone:     212-821-3339
                              Telecopy: 212-821-3383
Commitment: $35,000,000            WACHOVIA BANK, N.A.

                              By:
                              Name:
                              Title:

                              Address for Notices:
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Attention:     William Hamlet
                              Telephone:     404-332-5570
                              Telecopy: 404-332-6898
Commitment: $3,000,000             SEAWAY NATIONAL BANK

                              By:
                              Name:
                              Title:

                              Address for Notices:
                              645 East 87th Street
                              Chicago, Illinois 60619
                                Attention:      O.  Victoria
Lakes-Battle
                              Telephone:     773-602-4153